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Page 1 Contract No. 89243223CNE000030 Contract No. 89243223CNE000030 HALEU Demonstration Cascade Completion and HALEU Production Contents Section A - Solicitation/Contract Form ......................................................................................... 2 Section B - Supplies or Services/Prices ........................................................................................ 3 Section C - Description/Specifications ......................................................................................... 8 Section D - Packaging and Marking ........................................................................................... 18 Section F - Deliveries or Performance ........................................................................................ 20 Section G - Contract Administration Data .................................................................................. 21 Section H - Special Contract Requirements ................................................................................ 26 Section I - Contract Clauses ........................................................................................................ 83 Section J - List of Documents, Exhibits and Other Attachments .............................................. 133

Section B - Supplies or Services/Prices

TYPE OF CONTRACT – ITEMS BEING ACQUIRED

This is a performance-based contract that includes Cost-Shared No-Fee Contract Line Item Numbers (CLINs) and Cost-Plus-Incentive-Fee CLINS. The Contractor shall be responsible for planning, managing, integrating, and executing the work as described in Section C, Description/Specifications.

This contract contains the following CLINs:

Contract Line-Item Number (CLIN)	Description
00001	Completion of Cascade, Initial Cascade Operation, and Production of 20 kilograms (kg) of HALEU (Phase 1)
00002	Ongoing Cascade Operation and Production of 900 kg minimum of HALEU, Year 1(Phase 2)
00003	Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 1: Years 2-4 (Phase 3)
00004	Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 2: Years 5-7 (Phase 3)
00005	Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 3: Years 8-10) (Phase 3)

TOTAL CONTRACT TARGET COST AND INCENTIVE FEE

The target cost of this contract is as follows, exclusive of any target fee increases/decreases:

Contract Line-Item Number (CLIN)	Target Cost	Target Incentive Fee (x% of target cost)	Total Cost/Fee
00001	$58,837,483	$0	$58,837,483
00002	$83,201,070	$7,488,096	$90,689,167
00003	$270,293,748	$24,326,437	$294,620,185
00004	$270,208,570	$24,318,771	$294,527,341
00005	$294,511,106	$26,506,000	$321,017,106

DOE-B-2005 COST SHARING - NO FEE CONTRACT: TOTAL ESTIMATED COST AND COST SHARES (OCT 2014)

This contract will be a performance-based contract with three Phases. Phase 1, comprising CLIN 00001, will be awarded on a cost-reimbursement no-fee basis with a contractor cost share requirement of, at minimum, 50%. CLIN 00001 will result in the completion of the Cascade Demo and will conclude upon filling and storing the first 5B cylinder with a minimum of 20 kg of HALEU.

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Page 4 Phase 2, comprising CLIN 00002, will be awarded on a cost-plus incentive fee (see FAR 52.216- 10) basis, resulting in the first year of HALEU production. Phase 3, comprising CLINs 00003, 00004, and 00005, is divided into three three-year contract option periods with each option period structured on a cost-plus incentive fee basis for continued HALEU production. Only CLIN 00001 shall be priced in accordance with the clause at FAR 52.216-12, Cost- Sharing Contract-No Fee, the total estimated CLIN 00001 cost-sharing ratios is at a minimum 50%. DOE-H-2005 and Energy Policy Act of 2005 (EPAct 2005) supersedes percentages and amounts outlined in FAR 52.216-12. Contractor will perform all Phase I work scope under a cost share, no fee contractual arrangement. Contractor will be responsible for paying a minimum of 50% of the allowable incurred costs during Phase I. DOE will reimburse the Contractor a maximum of 50% cost share for the remaining allowable costs incurred during Phase I (the Government’s cost share may vary depending upon the agreed upon cost share allocation but will not exceed 50%). The Contractor’s cost share amount is based on the agreed upon cost share percentage of allowable incurred costs, as defined in FAR part 31, with the remaining allowable costs eligible for reimbursement under this DOE contract. To satisfy the cost share requirement, the contractor may not use funds received from any other Federal Government award or other appropriated Federal funds source may not be counted as cost share if they are paid by the Federal Government under another award unless expressly authorized by Federal statute to be used for cost sharing. All remaining CLIN’s (00002, 00003, 00004 and 00005) shall be priced in accordance with FAR 52.216-10 Incentive Fee. CLIN 0006 shall be structured as a cost reimbursement effort with no fee and no cost share requirements. (End of Clause) DOE-B-2003 COST-PLUS-INCENTIVE-FEE CONTRACT: TOTAL ESTIMATED COST AND INCENTIVE FEE (OCT 2014) (a) In accordance with the clause at FAR 52.216-10, Incentive Fee (JUN 2011), the target cost, target fee, maximum and minimum fees, and the target fee increase and decrease for this contract are shown below: Target Cost: [$977,051,977] Target Fee: [$82,639,304 (9% of target cost for only CLINS 0002-0005, no fee on CLIN 0001)] Target Fee Increase: $1,200 per kg for every kg above the minimum requirement of 900 kg per year

Page 5 Target Fee Decrease: $1,200 more for every kg of production below the minimum requirement of 900 kg per year Fee Calculation: The fee payable under this contract shall be the target fee increased by $1,200 for every kg of production above the minimum requirement of 900 kg per year or decreased by $1,200 for kg of production below the minimum requirement of 900 kg per year, as specified in FAR 52.216-10 and subject to the maximum fee limitation above. (b) The target cost, target fee, minimum and maximum fee, and target fee increase/decreases are applicable to the following CLINs: Contract Line- Item Number (CLIN) Description 00002 Ongoing Cascade Operation and Production of 900 kg minimum of HALEU, Year 1(Phase 2) 00003 Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 1: Years 2-4 (Phase 3) 00004 Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 2: Years 5-7 (Phase 3) 00005 Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 3: Years 8-10) (Phase 3) (c) Payment of fee shall be made in accordance with the clause 52.216-10, Incentive Fee. (End of Clause) DOE-B-2012 SUPPLIES/SERVICES BEING PROCURED/DELIVERY REQUIREMENTS (OCT 2014) The Contractor shall furnish all personnel, facilities, equipment, material, supplies, and services (except as may be expressly set for in this contract as furnished by the Government) and otherwise do all things necessary for, or incident to, the performance of work as described in Section C, SOW. (End of Clause) DOE-B-2013 OBLIGATION OF FUNDS (OCT 2014) Pursuant to the clause of this contract at FAR 52.232-22, Limitation of Funds, total funds in the amount(s) specified below are obligated for the payment of allowable costs and fee. It is estimated that this amount is sufficient to cover performance through the dates shown below.

Contract Line Item Number (CLIN)	Description	Total Cost	Total Obligation
00001	Completion of Cascade, Initial Cascade Operation, and Production of 20kg of HALEU (Phase 1)	*$58,837,483*	*$2,203,879.00*
00002	Ongoing Cascade Operation and Production of 900 kg minimum of HALEU, Year 1(Phase 2)	*$90,689,167*	*0*
00003	Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 1: Years 2-4 (Phase 3)	*$294,620,185*	*0*
00004	Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 2: Years 5-7 (Phase 3)	*$294,527,341*	*0*
00005	Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 3: Years 8-10) (Phase 3)	*$321,017,106*	*$0*

(End of Clause)

DOE-B-2014 OPTION TO EXTEND THE TERM OF THE CONTRACT: ESTIMATED COST, FEE AND PERIOD OF PERFORMANCE (OCT 2014)

In accordance with the clause at FAR 52.217-9, Option to Extend the Term of the Contract, the Government may unilaterally extend the contract period of performance (as set forth in Section F, Deliveries) to require the Contractor to perform the work set out by Section C, Description/Specs/Work Statement of the contract. In the event that the Government elects to exercise its unilateral right to extend the term of the contract pursuant to this clause and FAR 52.217-9, all terms and conditions of the contract will remain in full force and effect.

The Contracting Officer will consider factors set forth in FAR 17.207, Exercise of Options, in determining whether to exercise an option to extend the term of the contract. The Government is concerned with ensuring that the Contractor's performance meets, or exceeds, the performance requirements of the contract in a cost-effective manner. Accordingly, the Contracting Officer will consider the Contractor's performance as part of the determination to exercise any option to extend the contract term.

The Estimated Cost, Fee, and Period of Performance of each option to extend the term of the contract are set forth below:

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Page 7 Contract Line- Item Number (CLIN) Description Estimated Cost Estimated Fee 00003 Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 1: Years 2-4 (Phase 3) $270,293,748 $24,326,437 00004 Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 2: Years 5-7 (Phase 3) $270,208,570 $24,318,771 00005 Ongoing Cascade Operation and Production of 900kg minimum of HALEU per year: Option Period 3: Years 8-10) (Phase 3) $294,511,106 $26,506,000 (End of Clause)

Page 8 Section C - Description/Specifications TABLE OF CONTENTS 1.0 General 2.0 Specific Requirements/Tasks 3.0 Delivery or Deliverables 4.0 Meetings 5.0 Required Travel and Other Direct Costs (ODCs) 6.0 Government Furnished Property/Equipment/Information 7.0 Special Instructions. 8.0 Glossary of Abbreviations and Acronyms Statement of Work (SOW) for High Assay Low Enriched Uranium (HALEU) Demonstration Cascade Completion and HALEU Production 1.0 General 1.1 Contract Structure This competitive solicitation will result in a new contract (the Contract) awarded to the successful offeror (the Contractor) in response to this Request for Proposal (RFP). DOE intends to use a phased approach with options during the period of performance. Phase 1 of the Contract will require a 50:50 cost share in accordance with the EPAct 2005 and DOE-B-2005. DOE anticipates that both Phase 2 and Phase 3 of the Contract will be cost reimbursement with incentive fee with no cost share requirements. All option periods will be based on the availability of funds and Contractor performance. 1.2 Place of Performance The primary place of performance for this contract will be at the Department of Energy (DOE)- owned facilities in Piketon, Ohio, known as the American Centrifuge Plant (ACP). The facility is involved with enriching uranium and, therefore, operates under a security plan that includes protecting technology and information up to secret restricted data. As such, many of the positions require DOE security clearances. DOE will lease the ACP to the Contractor. More information on the lease can be found below in Section C 1.5.1.2 ACP Lease and Services While the facility is DOE owned, it is regulated by the Nuclear Regulatory Commission (NRC). Additional information on the facility can be found at https://www.nrc.gov/materials/fuel-cycle- fac/usecfacility.html. The work under this contract includes the operation of nuclear facilities. The Contractor recognizes that such operations involve the risk of a nuclear incident which, while the chances are remote, could adversely affect the public's health and safety and the environment. Therefore, the Contractor shall exercise a degree of care commensurate with the risks involved. For more information, please refer to DOE-H-2038 in this RFP below.

Page 9 1.3 Background It is important for the Unites States to demonstrate a leadership position in a clean energy economy. The mission of the DOE is to ensure America’s security and prosperity by addressing its energy, environmental, and nuclear challenges through transformative science and technology solutions. The DOE Office of Nuclear Energy’s (DOE-NE) mission is to advance nuclear energy science and technology to meet the United States energy, environmental, and economic needs. The Contract aims to complete assembly of a uranium enrichment demonstration cascade and, through operation of the cascade, a uranium enrichment capability that is technically mature and capable to produce enriched uranium that will be used in advanced reactor design programs such as the Advanced Reactor Demonstration Program (ARDP), currently under development in the United States in partnership with DOE. ARDP is crucial to demonstrate a leadership position in clean energy economy. The Contract shall be a follow-on to Centrus’ (incumbent contractor) cascade demonstration work with the AC100M centrifuges. The AC100M centrifuge technology represents the culmination of many years of domestic development. While being a complex design, it is one of the most capable in terms of enrichment capacity. The incumbent contract was awarded by DOE through a non-competitive process in 2019, and work began in May 2019. The demonstration was on schedule to produce between 200 kg and 600 kg of HALEU using 16 of the 18 AC100M centrifuges (2 AC100M designated as spares) by June 1, 2022; however, the incumbent contract schedule was affected by COVID related supply chain cost and schedule issues near the completion of the work. As of March 29, 2022, the incumbent contractor had completed approximately 86% of the activities required for demonstrating production of HALEU. Manufacturing of the centrifuges is complete; however, construction of the cascade requires the installation of the centrifuges. The centrifuges were manufactured and delivered by the incumbent contractor and have been fully balanced and are stored in an appropriate environment. Due to COVID travel restrictions, DOE-NE will inspect the centrifuges and assembly records and will accept these machines prior to award of the new Contract. After DOE-NE inspection and acceptance of the centrifuges, installation will occur under the SOW contained in this RFP. 1.4 Objectives DOE-NE wishes to minimize the impacts to union jobs, non-union workforce, and other existing skilled workforce while preventing adverse human health, environmental, social, economic, and other impacts to communities and other demographics potentially affected by the HALEU demonstration. Such impacts may be direct, impact, or cumulative. This Contract supports DOE and Congressional objectives, established in Section 2001 of the Energy Act of 2020. All aspects of this procurement will require compliance with labor laws. In addition, this Contract requires that best efforts be used to promote policies that advance environmental justice and spur economic opportunity for underserved and disadvantaged communities, such as through the Justice40 Initiative created through Executive Order 14008 on Tackling the Climate Crisis at Home and Abroad. More

Page 10 information on the implementation of these policies can be found at: https://www.energy.gov/diversity/energy-justice-dashboard-beta, the Climate and Economic Justice Screening Tool (https://screeningtool.geoplatform.gov/) , and the Justice40 Interim Implementation Guidance (https://www.whitehouse.gov/wp-content/uploads/2021/07/M-21- 28.pdf). The Contract shall procure a HALEU production capability that directly supports DOE and larger U.S. missions stated above. DOE-NE, through this Contract, will complete the HALEU demonstration cascade, followed by a sustained production of HALEU that will begin to supply the ARDP with fuel. In addition, the demonstration cascade will provide data to document the performance and reliability of the completed cascade when configured using the AC100M centrifuges. Commercial use or sale is not expected under the Contract. The ARDP will require more than the annual production of 900 kg of HALEU. DOE envisions in the future that the commercial sector will develop and provide the additional HALEU required for the ARDP outside of this Contract. 1.5 Scope of Work The Contractor shall provide or obtain resources necessary to accomplish the tasks and deliverables described in this SOW, including but not limited to labor, leases, equipment, and procurement of the required feed material. DOE encourages the use of currently employed skilled union and non-union workforce to the maximum extent practicable and any other efficiencies that will benefit the project success. 1.5.1 Phase 1 Scope The Contractor shall facilitate transition from incumbent contractor; complete construction of the AC100M cascade; complete construction of the Fissile Material Storage Area (FMSA) with expanded capacity; and operate the completed cascade to demonstrate an initial 20 kg of HALEU production to a nominal 19.75 weight percent U-235. All material produced must be withdrawn from the cascade and securely stored in the FSMA for future shipment to DOE customers. The Contractor shall collect and document operational data associated with the cascade throughout the Contract period of performance. Types of information required are described further in section 2.0. The Contractor shall install the 16 AC100M centrifuges, prepare them for operation, and complete operational readiness. Other Balance of Plant (BOP) and cascade infrastructure needed for the operation of the facility have been completed as of October 7, 2021. The Contractor shall test those systems once the centrifuges have been installed and process gas (feed material) has been introduced. Once the HALEU demonstration cascade is operational, the Contractor shall begin operation of the HALEU demonstration cascade for production of the first 20 kg of HALEU. Phase 1 activities will conclude once the first 20 kg of HALEU has been produced and accepted by the DOE.

Page 11 The Offeror shall propose a schedule of Phase 1 with major milestones for consideration and evaluation. 1.5.1.1 Contractor Transition (if applicable) If a Contractor, other than the current incumbent, is selected in accordance with the Merit Review Criteria contained in Section M of this RFP, a transition period, not to exceed 90 calendar days, will be required. The transition period shall facilitate identification and resolution of any issues related to hand-off and transfer of the lease of the ACP, any Government Furnished Equipment (GFE), and any installed government-owned equipment/property, and provide a transition period for workforce personnel moving from incumbent contractor employ to the new Contractors firm under the new Contract, as applicable. 1.5.1.2 ACP Lease and Services The DOE will make available the ACP through a lease arrangement with the Contractor. The terms of the lease shall be negotiated separately following the award of this Contract. The lease payment is estimated to be approximately $250,000 per month during the first year and $175,000 per month in subsequent years. The rent shall be increased or decreased during the rent period by the DOE to reflect actual costs incurred in the lease administration. The contractor will be responsible for obtaining its utility services for the leased premises, such as electric power, telephone services, natural gas, sanitary water, and sewer, to be negotiated through a services agreement with DOE Office of Environmental Management, the landlord for the larger DOE- Owned Portsmouth Site. Additionally, any applicable taxes related to the lease will be included in the lease agreement. These agreements are separate from the lease arrangement and will be established in work authorizations. The Contractor will be responsible for physical security at the leased facility, separate from the lease agreement. Requirements for physical security are established through the NRC-regulated Site Security Plan. The Contract direct monthly expense of work authorizations is estimated to be $747,500 inclusive of the approximate cost of indirect expenses and utilities. 1.5.1.3 Fissile Material Storage Area (FMSA) Under the incumbent contract, the FMSA is approximately 60% complete (based on the incumbent contract scope). The Contractor shall complete the FMSA at a size appropriate to support the expected production. More information on the FMSA, which is considered proprietary and therefore not provided herein, will be provided at the mandatory site visit. (see DOE-L-2019 SITE VISITS (OCT 2015) 1.5.1.4 Cascade Completion The Contractor shall install the 16 AC100M centrifuges and prepare them for operation. Other Balance of Plant (BOP) and cascade infrastructure needed for the operation of the

Page 12 facility have been completed as of October 7, 2021. The Contractor shall test those systems once the centrifuges have been installed and process gas (feed material) has been introduced. Once the HALEU demonstration cascade is operational, the Contractor offeror will be required to produce, on an annual basis, a minimum of 900 Kg UF6 enriched to a nominal 19.75% U-235. Such produced material must be withdrawn from the cascade, securely stored, and prepared for shipment to DOE ARDP customers as needed. DOE has initiated a contract to procure 85 5B type UF6 containers. The 85 containers are under contract for manufacture at this time and are expected to be available at the Piketon site beginning in December 2022, depending on the strength of the supply chain. These 85 containers will be provided as Government-Furnished Property. The Contractor will be responsible for procuring storage containers beyond the initial 85 provided by DOE and may want to consider withdrawal capabilities to support using a commercial-sized storage and transport container once such a container is made available through the industry. Containers must comply with ANSI N14.1 standards. 1.5.1.5 NRC Considerations The NRC is the legal regulatory authority with respect to the possession and management of materials under the subject licenses. Therefore, in instances where DOE orders, requirements, and/or guidelines overlap or duplicate requirements of the NRC related to radiation protection, nuclear safety (including quality assurance), and safeguards and security of nuclear materials(s), the NRC requirements will take precedence unless otherwise directed by DOE. The Contractor shall provide written justification and receive approval from the DOE Federal license holder for any DOE orders, regulations, and/or guidelines that the Contractor requests to use to meet NRC requirements. The use of DOE requirements is a self-imposed standard that will become part of the NRC license and subject to inspection once approved. The possession and operation of ACP requires the Contractor to hold or obtain an NRC fuel cycle license to cover the operations under the Contract. The Contractor shall obtain an NRC license to complete construction and operate the facility. The Contractor shall describe how it plans to obtain an NRC license as expeditiously as possible to minimize any impacts on the date of initial production. DOE acknowledges it could take up to one year for an offeror to obtain and/or renew a license to begin demonstration of HALEU production but encourages production as expeditiously as possible. Initial production must begin no later than December 31, 2023. The NRC will oversee readiness reviews prior to the introduction of the feed material to the cascade. 1.5.2 Phase 2 Scope After completion of Phase 1, the Contractor shall produce at a minimum 900 kg of HALEU to a nominal 19.75 weight percent U-235 within one calendar year from the date of inspection and

Page 13 acceptance of Phase 1 work by the DOE. This year of production shall be utilized to resolve any issues with full scale production and provide DOE performance data on the Contractor and AC100M centrifuge. Completion of Phases 1 and 2 shall be considered the Base Contract. 1.5.3 Phase 3 Scope (Options) After completion of the Base Contract, DOE anticipates a Phase 3, which would exercise up to three three-year option periods for a combined total of 10 years of production (Phases 2 and 3) at a minimum production level of 900 kg per year. Performance of Phase 1 and Phase 2 does not guarantee the Contractor will be authorized to proceed with the Phase 3 option periods of production. The Offeror shall prepare a description of how it would provide maintenance to the centrifuges, including any required business partnerships, to assure centrifuges can be prepared following repairs or maintenance to include rotor balancing. 1.6 Period of Performance Annual Congressional appropriations will inform the duration of the contract based on the availability of funding; however, the DOE expects this duration to approach 10 years, including base and all option years, assuming all options are exercised. 2.0 Specific Requirements/Tasks 2.1 The Contractor will complete assembly of the HALEU Demonstration Cascade (16 AC100M machine HALEU demonstration cascade to allow the production of HALEU), Conduct an Operational Readiness Review, and initiate operations. Pre-requisites for beginning operation include obtaining an NRC fuel cycle license, startup testing, and support system calibrations. (CLIN 00001) 2.2 Startup and operate the demonstration cascade and begin HALEU production no later than December 31, 2023. 2.2.1 Produce 900 Kg UF6 enriched to a nominal 19.75% U-235 within one year of initial operations (CLIN 00002). Produce 900 Kg UF6 enriched to a nominal 19.75% U-235 annually for CLINs 00003, 00004 and 00005. 2.2.2 The awardee shall prepare a Performance Plan delineating and addressing machine, cascade, and BOP operating and reliability metrics, measurements/data, and reporting. A draft of the Plan shall be submitted within 30 days of award of the contract and shall be updated on an agreed upon schedule with DOE to include key classified information parameters. The Plan shall address such parameters as separative work unit (SWU)

Page 14 production, assay/isotopic analyses, machine runtime, individual machine operating data (both unclassified and classified), and BOP systems operating and maintenance performance. The plan shall address the type, frequency, and method(s) of reporting the performance and reliability information to DOE. The Performance Plan must include notification to DOE of any off-normal operating performance occurrences or maintenance issues of significance, and the Contractor will provide DOE with a copy of the NRC event notification. 2.3 As-Presented Condition Section C.3.0 of this RFP provides more detail regarding the status of the HALEU demonstration cascade. Additional information will be provided during the mandatory site visit. (see DOE-L-2019 SITE VISITS (OCT 2015) 2.3.1 AC100M Centrifuges A total of 18 AC100M centrifuges have been completely assembled, including the rotor balancing to enable their use in production. Given the importance of maintaining a dry condition within the interior of the centrifuges, all 18 AC100Ms are in a secure storage environment that precludes introduction of moisture. The cascade design is based around installing 16 of these AC100Ms for operation of the demonstration. Two AC100Ms are held in reserve. 2.3.2 Cascade Balance of Plant (BOP) Infrastructure BOP Infrastructure has been completed and support systems required to operate the HALEU demonstration have been completed. Some systems will require the introduction of UF6 gas before they can be calibrated, such as distributed control system, mass spectroscopy system, and the criticality accident alarm system. The Offeror will be afforded the opportunity to see the BOP Infrastructure and support systems during the site-visit. Any additional questions after the site-visit may be submitted via a request for information (RFI) to the Contracting Officer after the site-visit to the facility. (see DOE-L-2019 SITE VISITS (OCT 2015) 2.3.3 Required System Maintenance The required maintenance has been kept up to date to assure reliability and to conform with regulatory requirements of the existing NRC license. DOE will provide maintenance logs to the successful Offeror. 2.3.4 Onsite Utilities The utilities required to support the HALEU demonstration are installed and operational and are largely provided through a reimbursable work agreement with the DOE owner and caretaker of the Piketon site. Reimbursable work costs are paid through standard VIPERS

Page 15 invoicing and are debited from appropriations allocated to support this contract. The utilities costs are subject to terms of the cost share and are shared between DOE and the contractor based on that cost share ratio. Utility charges are invoiced separately from the lease and are described in C 1.5.1.2. 3.0 Deliverables - Milestones Milestones: Phase 1 (CLIN 00001) Transition completed from incumbent contractor (if applicable). Complete construction of the HALEU demonstration cascade. Obtain NRC Licensing. Finish the FMSA to accommodate sufficient volume of the produced HALEU. Inert startup of HALEU Demonstration Cascade on inert gas (operate centrifuges on inert gas prior to introduction of UF6 gas). Complete operational readiness review for operation of the HALEU Demonstration Cascade on UF6. Initiate operation of the HALEU 16 AC100M machine cascade. Production sample completed (HALEU sample in pinch tube or P-10 sample cylinder). Complete small-scale production (first 20 kg UF6 of HALEU produced and stored in FMSA). Phase 2 (CLIN 00002, First year of Production) Operate and maintain the cascade to produce a minimum of 900 kg UF6 enriched to a nominal 19.75% U-235 (the first 900 kg of HALEU produced) and store in the NRC approved area. Contractor will monitor performance of the cascade operations and provide monthly written reports of metrics to DOE management (as described in C 2.2.2). Phase 3 (CLIN’s 00003, 00004, and 00005, i.e., options 1, 2, and 3 of contract exercised) Operate and maintain the cascade to produce a minimum of 900 kg UF6 enriched to a nominal 19.75% U-235 yearly, and store in the NRC approved area. Contractor will monitor performance of the cascade operations and provide quarterly written reports of metrics to DOE management (as described in C 2.2.2). Deliverables: Phase 1 (CLIN 00001): Performance Plan delineating and addressing machine, cascade, and BOP operating and reliability metrics, measurements/data, and reporting. Provide documentation of assurance for completion of demonstration cascade and necessary support facilities such as the FMSA. NRC license to function as a Fuel Cycle Facility Operator. Operational Readiness Report for operation of the HALEU cascade on UF6 gas.

Page 16 Evidence of production of a pinch tube or P-10 sample of nominal 19.75% +/- .24% U- 235 through operation of the HALEU Cascade on UF6. Monthly cascade test data (pre-operational and operational readiness). Reports of any off-normal operating performance occurrences or maintenance issues of significance (all Phases). Documentation of production and ability to store a minimum 20 kg UF6 of HALEU for acceptance by DOE. Plan to supply produced HALEU to DOE programs that are prepared to accept HALEU UF6. Phases 2 and 3(CLIN’s 00002, 00003, 00004, and 00005): Report documenting production and ability to store minimum of 900 kg UF6 of HALEU per year. Monthly report on cascade operations and maintenance data during Phase 2 (CLIN 00002), and quarterly cascade operations and maintenance data for Phase 3 (CLIN’s 00003, 00004, and 00005). Reports of any off-normal operating performance occurrences or maintenance issues of significance (all Phases). 4.0 Meetings Post-award Kickoff Meeting: Within 10 business days of contract award, DOE will conduct a post-award kickoff meeting through a Teams Conference call. That conference call is tentatively scheduled for the afternoon of November 28, 2022, Eastern Time, to accommodate participants from the Mountain Time Zone. Intermittent Status Reviews: As needed, intermittent status reviews may be scheduled by either party to be conducted through telephone or MS Teams/WebEx. Such reviews would be limited to a specific list of topics to be provided by agenda in advance of the review. Program Management Review: DOE will conduct quarterly program management reviews at Piketon, Ohio to assess the progress of the program, identify any risks, issues, or concerns, and provide feedback on the Contractor’s progress and performance, and walk down system progress. The Contractor shall provide written data and verbal presentations as to the financial status of the HALEU demonstration (projected vs. incurred costs), any identified risks, issues, or concerns (and their mitigation or its plans for their mitigation). 5.0 Required Travel If travel is required, the travel shall be in accordance with the Federal Travel Regulation (FTR) to be reimbursed by the Government through invoice approval. Anticipated travel may include program management reviews, travel to suppliers, and quality assurance inspections. The principal place of performance is Piketon, Ohio. Accordingly, reimbursable travel and per diem for the contractor’s employees performing work on a regular basis at this place of

Page 17 performance is not authorized. Any changes to this must be approved in advance by the Contracting Officer. 6.0 Government Furnished Property/Equipment/Information See Property List in Section J of this RFP. 7.0 Special Instructions A transition period from the incumbent demonstration contractor to the successful offeror of not more than 90 days will be required.

Page 18 Section D - Packaging and Marking DOE-D-2001 PACKAGING AND MARKING (OCT 2014) Preservation, packaging, and packing for shipment or mailing of all work delivered under this new contract shall be in accordance with good commercial practice and adequate to ensure acceptance by common carrier and safe transportation at the most economical rate(s), including electronic means. Each package, report or other deliverable shall be accompanied by a letter or other document which - Identifies the contract by number pursuant to which the item is being delivered; Identifies the deliverable item number or report requirement which requires the delivered item; and Indicates whether the Contractor considers the delivered item to be a partial or full satisfaction of the requirement. For any package, report, or other deliverable being delivered to a party other than the Contracting Officer, a copy of the document required by paragraph (b) shall be simultaneously delivered to the office administering this contract, as identified in Section G of the contract, or if none, to the Contracting Officer. (End of Clause)

Page 19 Section E - Inspection and Acceptance 52.246-3 INSPECTION OF SUPPLIES - COST-REIMBURSEMENT. (MAY 2001) 52.246-5 INSPECTION OF SERVICES - COST-REIMBURSEMENT. (APR 1984)

Page 20 Section F - Deliveries or Performance 52.242-15 STOP-WORK ORDER. (AUG 1989) 52.242-17 GOVERNMENT DELAY OF WORK. (APR 1984) DOE-F-2002 PLACE OF PERFORMANCE - SERVICES (OCT 2014) The work scope, specified by this contract, shall be performed at the following location(s): DOE Site in Piketon, Ohio. (End of Clause) DOE-F-2003 PERIOD OF PERFORMANCE (OCT 2014) The Contractor shall commence performance of this contract in accordance with the contract terms and conditions on November14, 2022 and continue through December 31, 2024. It is anticipated that the contract period be approximately 2 years for the base, and 10 years in total if all option periods are exercised. CLIN 00001 initial production must begin no later than December 31, 2023. (End of Clause)

Page 21 Section G - Contract Administration Data DOE-G-2001 CONTRACTING OFFICER AUTHORITY (OCT 2014) The Contracting Officer is responsible for administration of the contract. The Contracting Officer may appoint a Contracting Officer's Representative (COR), in accordance with the clause entitled Contracting Officer's Representative, to perform specifically delegated functions. The Contracting Officer is the only individual who has the authority on behalf of the Government, among other things, to take the following actions under the contract: Assign additional work within the general scope of the contract. Issue a change in accordance with the clause entitled Changes. Change the cost or price of the contract. Change any of the terms, conditions, specifications, or services required by the contract. Accept non-conforming work. Waive any requirement of the contract. (End of Clause) DOE-G-2002 CONTRACTING OFFICER'S REPRESENTATIVE (OCT 2014) Pursuant to the clause at DEAR 952.242-70, Technical Direction, the Contracting Officer shall designate in writing a Contracting Officer's Representative (COR) for this contract and provide a copy of such designation to the contractor, including the delegated responsibilities and functions. The COR does not have authority to perform those functions reserved exclusively for the Contracting Officer. (End of Clause) DOE-G-2003 CONTRACTOR'S PROGRAM MANAGER (OCT 2014) The Contractor shall designate a Program Manager who will be the Contractor's authorized supervisor for technical and administrative performance of all work hereunder. The Program Manager shall be the primary point of contact between the Contractor and the Contracting Officer's Representative (COR) under this contract. The Program Manager shall receive and execute, on behalf of the Contractor, such technical directions as the COR may issue within the terms and conditions of the contract.

Page 22 (End of Clause) DOE-G-2004 CONTRACT ADMINISTRATION (OCT 2014) To promote timely and effective contract administration, correspondence delivered to the Government under this contract shall reference the contract number, title, and subject matter, and shall be subject to the following procedures: Technical correspondence. Technical correspondence shall be addressed to the Contracting Officer's Representative (COR) for this contract, and a copy of any such correspondence shall be sent to Contract Specialist. As used herein, technical correspondence does not include correspondence where patent or rights in data issues are involved, nor technical correspondence which proposes or involves waivers, deviations, or modifications to the requirements, terms, or conditions of this contract. Other Correspondence. Correspondence regarding patent or rights in data issues should be sent to the Intellectual Property Counsel. A copy of such correspondence shall be provided to Contract Specialist. If no Government Contract Administration Office is designated on Standard Form 33 (Block 24) or Standard Form 26 (Block 6), all correspondence, other than technical correspondence and correspondence regarding patent or rights in data, including correspondence regarding waivers, deviations, or modifications to requirements, terms or conditions of the contract, shall be addressed to the Contract Specialist. Copies of all such correspondence shall be provided to the COR. Where a Government Contract Administration Office, other than DOE, is Designated on either Standard Form 33 (Block 24), or Standard Form 26 (Block 6), of this contract, all correspondence, other than technical correspondence, shall be addressed to the Government Contract Administration Office so designated, with copies of the correspondence to the Contract Specialist and the COR. Information regarding correspondence addresses and contact information is as follows: Contract Specialist: Jacob N. Lingard Address: U.S. Department of Energy, Office of Nuclear Energy, Contract Management Division, 1955 N. Fremont Ave., Idaho Falls, ID 83415 Email address: lingarjn@id.doe.gov Telephone number: (208) 526-5820 Contracting Officer:

Page 23 Andrew J. Ford Address: U.S. Department of Energy, Office of Nuclear Energy, Contract Management Division, 1955 N. Fremont Ave., Idaho Falls, ID 83415 Email address: fordaj@id.doe.gov Telephone number: (208) 526-3059 Contracting Officer's Representative: Scott E. Harlow Address: U.S. Department of Energy, Office of Nuclear Energy, 19901 Germantown Road, Germantown, MD 20874 Email address: scott.harlow@nuclear.energy.gov Telephone number: (301) 903-3352 Intellectual Property Counsel: Daniel Park Address: U.S. Department of Energy, Chicago Field Office 9800 South Cass Avenue Argonne, IL 60439 Email address: daniel.park@science.doe.gov Telephone number: (630) 252-2308 (End of Clause) DOE-G-2005 BILLING INSTRUCTIONS (MAR 2019) - ALTERNATE I (MAR 2019) (a) Contractors shall use Standard Form 1034, Public Voucher for Purchases and Services Other than Personal, when requesting payment for work performed under the contract. (b) Contractors shall submit vouchers electronically through the DOE Office of Finance and Accounting's Vendor Invoicing Portal and Electronic Reporting System (VIPERS). VIPERS allows vendors to submit vouchers, attach supporting documentation and check the payment status of any voucher submitted to the DOE. Instructions concerning contractor enrollment and use of VIPERS can be found at https://vipers.doe.gov. (c) A paper copy of a voucher that has been submitted electronically will not be accepted. (d) The voucher must include a statement of cost and supporting documentation for services rendered. This statement should include, as a minimum, a breakout by cost or price element and task order (if applicable) of all services provided by the Contractor, both for the current billing period and cumulatively for the entire contract. 1. Statement of Cost. The Contractor shall prepare and submit a Statement of Cost with each voucher in accordance with the following:

Page 24 A. Statement of Cost must be completed in accordance with the Contractor's cost accounting system. B. Costs claimed must be only those recorded costs authorized for billing by the payment provisions of the contract. C. Indirect costs claimed must reflect the rates approved for billing purposes by the Contracting Officer. D. The Direct Productive Labor Hours (DPLH) incurred during the current billing period must be shown and the DPLH summary completed, if applicable. E. The total fee billed, retainage amount, and available fee must be shown. F. If task orders or task assignments are issued under this contract, the Contractor must prepare a Statement of Cost for each task order work assignment and a summary for the total invoiced cost. 2. The Contractor shall prepare and submit the supporting documentation with each voucher in accordance with the following: A. Direct costs (e.g., labor, equipment, travel, supplies, etc.) claimed for reimbursement on the Statement of Cost must be adequately supported. The level of detail provided must clearly indicate where the funds were expended. For example, support for labor costs must include the labor category (e.g., program manager, senior engineer, technician, etc.), the hourly rate, the labor cost per category, and any claimed overtime; equipment costs must be supported by a list of the equipment purchased, along with the item's cost; supporting data for travel must include the destination of the trip, number and labor category of travelers, transportation costs, per diem costs, and purpose of the trip; and supplies should be categorized by the nature of the items (e.g., office, lab, computer, etc.) and the dollar amount per category. B. Any cost sharing or in-kind contributions incurred by the Contractor and/or third party during the billing period must be included. C. Indirect rates used for billings must be clearly indicated, as well as their basis of application. When the cognizant Administrative Contracting Officer (ACO) or auditor approves a change in the billing rates, include a copy of the approval. D. All claimed subcontractor costs must be supported by submitting the same detail as outlined herein. (End of Clause)

Page 25 DOE-G-2007 CONTRACTOR PERFORMANCE ASSESSMENT REPORTING (NOV 2021) The Contracting Officer will document the Contractor's performance under this contract (including any task orders placed against it, if applicable) by using the Contractor Performance Assessment Reporting System (CPARS). CPARS information is handled as "Source Selection Information," available to authorized Government personnel seeking past performance information when evaluating proposals for award. Contractor performance will be evaluated at least annually at the contract or task-order level, as determined by the Contracting Officer. Evaluation categories may include any or all of the following at the Government's discretion: (1) technical/quality, (2) cost control, (3) schedule, (4) management or business relations, and (5) small business subcontracting. Past performance information is available at https://www.cpars.gov. It is recommended that the Contractor take the overview training found on the CPARS website. The Contractor shall acknowledge receipt of the Government's request for comments on CPARS assessments at the time it is received and shall respond to such requests within fourteen (14) calendar days of the request. Joint Ventures. Performance assessments shall be prepared on contracts with joint ventures. When the joint venture has a unique Commercial and Government Entity (CAGE) code and unique entity identifier, a single assessment will be prepared for the joint venture using its CAGE code and unique entity identifier. If the joint venture does not have a unique CAGE code and unique entity identifier, separate assessments, containing identical narrative, will be prepared for each participating contractor and will state that the evaluation is based on performance under a joint venture and will identify the contractors that were part of the joint venture. In addition to the performance assessments addressed above, the Government will perform other performance assessments necessary for administration of the contract in accordance with other applicable clauses in this contract. (End of Clause) DOE-G-2008 NON-SUPERVISION OF CONTRACTOR EMPLOYEES (OCT 2014) The Government shall not exercise any supervision or control over Contractor employees performing services under this contract. The Contractor's employees shall be held accountable solely to the Contractor's management, who in turn is responsible for contract performance to the Government. (End of Clause)

Page 26 Section H - Special Contract Requirements DOE-H-2001 EMPLOYEE COMPENSATION: PAY AND BENEFITS (OCT 2017) (a) Contractor Employee Compensation Plan The Contractor shall submit, for Contracting Officer approval, by [December 16, 2022], a Contractor Employee Compensation Plan (to be submitted during contract transition only) demonstrating how the Contractor will comply with the requirements of this Contract. The Contractor Employee Compensation Plan shall describe the Contractor's policies regarding compensation, pensions and other benefits, and how these policies will support at reasonable cost the effective recruitment and retention of a highly skilled, motivated, and experienced workforce. A description of the Contractor Employee Compensation Program should include the following components; (1) Philosophy and strategy for all pay delivery programs. (2) System for establishing a job worth hierarchy. (3) Method for relating internal job worth hierarchy to external market. (4) System that links individual and/or group performance to compensation decisions. (5) Method for planning and monitoring the expenditure of funds. (6) Method for ensuring compliance with applicable laws and regulations. (7) System for communicating the programs to employees. (8) System for internal controls and self-assessment. (9) System to ensure that reimbursement of compensation, including stipends, for employees who are on joint appointments with a parent or other organization shall be on a pro-rated basis. (b) Total Compensation System The Contractor shall develop, implement and maintain formal policies, practices and procedures to be used in the administration of its compensation system consistent with FAR 31.205-6 and DEAR 970.3102-05-6; "Compensation for Personal Services". DOE- approved standards (e.g., set forth in an advance understanding or appendix), if any, shall be applied to the Total Compensation System. The Contractor's Total Compensation System shall be fully documented, consistently applied, and acceptable to the Contracting Officer. Costs incurred in implementing the Total Compensation System shall be consistent with the Contractor's documented Contractor Employee Compensation Plan as approved by the Contracting Officer.

Page 27 (c) Reports and Information The Contractor shall provide the Contracting Officer with the following reports and information with respect to pay and benefits provided under this Contract: (1) An Annual Contractor Salary-Wage Increase Expenditure Report to include, at a minimum, breakouts for merit, promotion, variable pay, special adjustments, and structure movements for each pay structure showing actual against approved amounts; and planned distribution of funds for the following year. (2) A list of the top five most highly compensated executives as defined in FAR 31.205-6(p)(4)(ii) and their total cash compensation at the time of Contract award, and at the time of any subsequent change to their total cash compensation. This should be the same information provided to the System for Award Management (SAM) per FAR 52.204-10. (3) An Annual Compensation and Benefits Report no later than March 1st of each year. (d) Pay and Benefit Programs The Contractor shall establish pay and benefit programs for Incumbent Employees and Non-Incumbent Employees as defined in paragraphs (1) and (2) below; provided, however, that employees scheduled to work fewer than 20 hours per week receive only those benefits required by law. Employees are eligible for benefits, subject to the terms, conditions, and limitations of each benefit program. (1) Incumbent Employees are the employees [of the incumbent Contractor. (A) Pay. Subject to the Workforce Transition Clause, the Contractor shall provide equivalent base pay to Incumbent Employees as compared to pay provided by Centrus Energy Corporation for at least the first year of the term of the Contract. (B) Pension and Other Benefits. The Contractor shall provide a total package of benefits to Incumbent Employees comparable to that provided by Centrus Energy Corporation. Comparability of the total benefit package shall be determined by the Contracting Officer in his/her sole discretion. Incumbent Employees shall remain in their existing pension plans (or comparable successor plans if continuation of the existing plans is not practicable) pursuant to pension plan eligibility requirements and applicable law. (2) Non-Incumbent Employees are new hires, i.e., employees other than Incumbent Employees who are hired by the Contractor after date of award. All Non-Incumbent Employees shall receive a total pay and benefits package that provides for market-based retirement and medical benefit plans that are

Page 28 competitive with the industry from which the Contractor recruits its employees and in accordance with Contract requirements. (3) Cash Compensation (A) The Contractor shall submit the below information, as applicable, to the Contracting Officer for a determination of cost allowability for reimbursement under the Contract: (i) Any proposed major compensation program design changes prior to implementation. (ii) Variable pay programs/incentives. If not already authorized under Appendix A of the contract, a justification shall be provided with proposed costs and impacts to budget, if any. (iii) In the absence of Departmental policy to the contrary (e.g., Secretarial pay freeze) a Contractor that meets the criteria, as set forth below, is not required to submit a Compensation Increase Plan (CIP) request to the Contracting Officer for an advance determination of cost allowability for a Merit Increase fund or Promotion/Adjustment fund: • The Merit Increase fund does not exceed the mean percent increase included in the annual Departmental guidance providing the World at Work Salary Budget Survey's salary increase projected for the CIP year. The Promotion/Adjustment fund does not exceed [1% (one percent) of payroll]. • The budget used for both Merit Increase funds and Promotion/Adjustment funds shall be based on the payroll for the end of the previous CIP year. • Salary structure adjustments do not exceed the mean World at Work structure adjustments projected for the CIP year and communicated through the annual Department CIP guidance. • Please note: No later than the first day of the CIP cycle, Contractors must provide notification to the Contracting Officer of planned increases and position to market data by mutually agreed-upon employment categories. No presumption of allow ability will exist for employee job classes that exceed market position. (iv) If a Contractor does not meet the criteria included in (iii) above, a CIP must be submitted to the Contracting Officer for an

Page 29 advance determination of cost allow ability. The CIP should include the following components and data: (1) Comparison of average pay to market average pay. (2) Information regarding surveys used for comparison. (3) Aging factors used for escalating survey data and supporting information. (4) Projection of escalation in the market and supporting information. (5) Information to support proposed structure adjustments, if any. (6) Analysis to support special adjustments. (7) Funding requests for each pay structure to include breakouts of merit, promotions, variable pay, special adjustments, and structure movement. (a) The proposed plan totals shall be expressed as a percentage of the payroll for the end of the previous CIP year. (b) All pay actions granted under the compensation increase plan are fully charged when they occur regardless of time of year in which the action transpires and whether the employee terminates before year end. (c) Specific payroll groups (e.g., exempt, nonexempt) for which CIP amounts are intended shall be defined by mutual agreement between the Contractor and the Contracting Officer. (d) The Contracting Officer may adjust the CIP amount after approval based on major changes in factors that significantly affect the plan amount (for example, in the event of a major reduction in force or significant ramp- up). (8) A discussion of the impact of budget and business constraints on the CIP amount. (9) Comparison of pay to relevant factors other than market average pay. (v) After receiving DOE CIP approval or if criteria in (d)(3)(A)(iii) was met, contractors may make minor shifts of up to 10% of approved CIP funds by employment category (e.g., Scientist/Engineer, Admin, Exempt, Non-Exempt) without obtaining DOE approval.

Page 30 (vi) Individual compensation actions for the top Contractor official (e.g., laboratory director/plant manager or equivalent) and Key Personnel not included in the CIP. For those Key Personnel included in the CIP, DOE will approve salaries upon the initial contract award and when Key Personnel are replaced during the life of the contract. DOE will have access to all individual salary reimbursements. This access is provided for transparency; DOE will not approve individual salary actions (except as previously stated). (B) The Contracting Officer's approval of individual compensation actions will be required only for the top Contractor official (e.g., laboratory director/plant manager or equivalent) and Key Personnel as stated in (d)(3)(A)(vi) above. The base salary reimbursement level for the top Contractor official establishes the maximum allowable base salary reimbursement under the contract. Unusual circumstances may require a deviation for an individual on a case-by-case basis. Any such deviations must be approved by the Contracting Officer. (C) Severance Pay is not payable to an employee under this Contract if the employee: (i) Voluntarily separates, resigns or retires from employment, (ii) Is offered employment with a successor/replacement Contractor, (iii) Is offered employment with a parent or affiliated company, or (iv) Is discharged for cause. (D) Service Credit for purposes of determining severance pay does not include any period of prior service for which severance pay has been previously paid through a DOE cost-reimbursement contract. (e) Pension and Other Benefit Programs (1) No presumption of allowability will exist when the Contractor implements a new benefit plan, or makes changes to existing benefit plans that increase costs or are contrary to Departmental policy or written instruction or until the Contracting Officer makes a determination of cost allowability for reimbursement for new or changed benefit plans. Changes shall be in accordance with and pursuant to the terms and conditions of the contract. Advance notification, rather than approval, is required for changes that do not increase costs and are not contrary to Departmental policy or written instruction.

Page 31 (2) Cost reimbursement for Employee pension and other benefit programs sponsored by the Contractor will be based on the Contracting Officer's approval of Contractor actions pursuant to an approved "Employee Benefits Value Study" and an "Employee Benefits Cost Survey Comparison" as described below. (3) Unless otherwise stated, or as directed by the Contracting Officer, the Contractor shall submit the studies required in paragraphs (A) and (B) below. The studies shall be used by the Contractor in calculating the cost of benefits under existing benefit plans. An Employee Benefits Value (Ben-Val) Study Method using no less than 15 comparator organizations and an Employee Benefits Cost Survey Comparison method shall be used in this evaluation to establish an appropriate comparison method. In addition, the Contractor shall submit updated studies to the Contracting Officer for approval prior to the adoption of any change to a pension or other benefit plan which increases costs. (A) The Ben-Val, every two years for each benefit tier (e.g., group of employees receiving a benefit package based on date of hire), which is an actuarial study of the relative value (RV) of the benefits programs offered by the Contractor to Employees measured against the RV of benefit programs offered by the Contracting Officer approved comparator companies. To the extent that the value studies do not address post- retirement benefits other than pensions, the Contractor shall provide a separate cost and plan design data comparison for the post-retirement benefits other than pensions using external benchmarks derived from nationally recognized and Contracting Officer approved survey sources and, (B) An Employee Benefits Cost Study Comparison, annually for each benefit tier that analyzes the Contractor's employee benefits cost for employees as a percent of payroll and compares it with the cost as a percent of payroll, including geographic factor adjustments, reported by the U.S. Department of Labor's Bureau of Labor Statistics or other Contracting Officer approved broad based national survey. (4) When the net benefit value exceeds the comparator group by more than five percent, the Contractor shall submit a corrective action plan to the Contracting Officer for approval, unless waived in writing by the Contracting Officer. (5) When the benefit costs as a percent of payroll exceeds the comparator group by more than five percent, when and if required by the Contracting Officer, the Contractor shall submit an analysis of the specific plan costs that result in or contribute to the percent of payroll exceeding the costs of the comparator group and submit a corrective action plan if directed by the Contracting Officer. (6) Within two years, or longer period as agreed to between the Contractor and the Contracting Officer, of the Contracting Officer acceptance of the Contractor's corrective action plan, the Contractor shall align employee benefit programs with

Page 32 the benefit value and the cost as a percent of payroll in accordance with its corrective action plan. (7) The Contractor may not terminate any benefit plan during the term of the Contract without the prior approval of the Contracting Officer in writing. (8) Cost reimbursement for post-retirement benefits other than pensions (PRBs) is contingent on DOE approved service eligibility requirements for PRB that shall be based on a minimum period of continuous employment service not less than 5 years under a DOE cost reimbursement contract(s) immediately prior to retirement. Unless required by Federal or State law, advance funding of PRBs is not allowable. (9) Each Contractor sponsoring a defined benefit pension plan and/or postretirement benefit plan will participate in the plan management process which includes written responses to a questionnaire regarding plan management, providing forecasted estimates of future reimbursements in connection with the plan(s) and participating in a conference call to discuss the Contractor submission (see (g)(6) below for Pension Management Plan requirements). (10) Each Contractor will respond to quarterly data calls issued through iBenefits, or its successor system. (f) Establishment and Maintenance of Pension Plans for which DOE Reimburses Costs (1) Employees working for the Contractor shall only accrue credit for service under this Contract after the date of Contract award. (2) Except for Commingled Plans in existence as of the effective date of the Contract, any pension plan maintained by the Contractor for which DOE reimburses costs, shall be maintained as a separate pension plan distinct from any other pension plan that provides credit for service not performed under a DOE cost-reimbursement contract. When deemed appropriate by the Contracting Officer, Commingled Plans shall be converted to Separate Plans at the time of new contract award or the extension of a contract. (g) Basic Requirements The Contractor shall adhere to the requirements set forth below in the establishment and administration of pension plans that are reimbursed by DOE pursuant to cost reimbursement contracts for management and operation of DOE facilities and pursuant to other cost reimbursement facilities contracts. Pension Plans include Defined Benefit and Defined Contribution plans. (1) The Contractor shall become a sponsor of the existing pension and other benefit plans (or comparable successor plans), including other PRB plans, as applicable, with responsibility for management and administration of the plans.

Page 33 The Contractor shall be responsible for maintaining the qualified status of those plans consistent with the requirements of ERISA and the Internal Revenue Code (IRC). The Contractor shall carry over the length of service credit and leave balances accrued as of the date of the Contractor's assumption of Contract performance. (2) Each Contractor defined benefit and defined contribution pension plan shall be subjected to a limited-scope audit annually that satisfies the requirements of ERISA section 103, except that every third year the Contractor must conduct a full-scope audit of defined benefit plan(s) satisfying ERISA section 103. Alternatively, the Contractor may conduct a full-scope audit satisfying ERISA section 103 annually. In all cases, the Contractor must submit the audit results to the Contracting officer. In years in which a limited scope audit is conducted, the Contractor must provide the Contracting Officer with a copy of the qualified trustee or custodian's certification regarding the investment information that provides the basis for the plan sponsor to satisfy reporting requirements under ERISA section 104. While there is no requirement to submit a full scope audit for defined contribution plans, contractors are responsible for maintaining adequate controls for ensuring that defined contribution plan assets are correctly recorded and allocated to plan participants. (3) For existing Commingled Plans, the Contractor shall maintain and provide annual separate accounting of DOE liabilities and assets as for a Separate Plan. (4) For existing Commingled Plans, the Contractor shall be liable for any shortfall in the plan assets caused by funding or events unrelated to DOE contracts. (5) The Contractor shall comply with the requirements of ERISA if applicable to the pension plan and any other applicable laws. (6) The Pension Management Plan (PMP) shall include a discussion of the Contractor's plans for management and administration of all pension plans consistent with the terms of the Contract. The PMP shall be submitted in the iBenefits system, or its successor system no later than January 31st of each applicable year. A full description of the necessary reporting will be provided in the annual management plan data request. Within sixty (60) days after the date of the submission, appropriate Contractor representatives shall participate in a conference call to discuss the Contractor's PMP submission and any other current plan issues or concerns. (h) Reimbursement of Contractors for Contributions to Defined Benefit (DB) Pension Plans

Page 34 (1) Contractors that sponsor single employer or multiple employer defined benefit pension plans will be reimbursed for the annual required minimum contributions under the Employee Retirement Income Security Act (ERISA), as amended by the Pension Protection Act (PPA) of 2006 and any other subsequent amendments. Reimbursement above the annual minimum required contribution will require prior approval of the Contracting Officer. Minimum required contribution amounts will take into consideration all pre-funding balances and funding standard carryover balances. Early in the fiscal year but no later than the end of November, the Contractor requesting above the minimum may submit/update a business case for funding above the minimum if preliminary approval is needed prior to the Pension Management Plan process. The business case shall include a projection of the annual minimum required contribution and the proposed contribution above the minimum. The submission of the business case will provide the opportunity for the Department to provide preliminary approval, within 30 days after contractor submission, pending receipt of final estimates, generally after January 1st of the calendar year. Final approval of funding will be communicated by the Head of Contracting Activity (HCA) when discount rates are finalized and it is known whether there are any budget issues with the proposed contribution amount. (2) Contractors that sponsor multi-employer DB pension plans will be reimbursed for pension contributions in the amounts necessary to ensure that the plans are funded to meet the annual minimum requirement under ERISA, as amended by the PPA. However, reimbursement for pension contributions above the annual minimum contribution required under ERISA, as amended by the PPA, will require prior approval of the Contracting Officer and will be considered on a case by case basis. Reimbursement amounts will take into consideration all pre-funding balances and funding standard carryover balances. Early in the fiscal year but no later than the end of November, the Contractor requesting above the minimum may submit/update a business case for funding above the minimum if preliminary approval is needed prior to the Pension Management Plan process. The business case shall include a projection of the annual minimum required contribution and the proposed contribution above the minimum. The submission of the business case will provide the opportunity for the Department to provide preliminary approval, within 30 days after contractor submission, pending receipt of final estimates, generally after January 1st of the calendar year. Final approval of funding will be communicated by the HCA when discount rates are finalized and it is known whether there are any budget issues with the proposed contribution amount. (i) Reporting Requirements for Designated Contracts The following reports shall be submitted to DOE as soon as possible after the last day of the plan year by the Contractor responsible for each designated pension plan funded by DOE but no later than the dates specified below:

Page 35 (1) Actuarial Valuation Reports. The annual actuarial valuation report for each DOE-reimbursed pension plan and when a pension plan is commingled, the Contractor shall submit separate reports for DOE's portion and the plan total by the due date for filing IRS Form 5500. (2) Forms 5500. Copies of IRS Forms 5500 with Schedules for each DOE- funded pension plan, no later than that submitted to the IRS. (3) Forms 5300. Copies of all forms in the 5300 series submitted to the IRS that document the establishment, amendment, termination, spin-off, or merger of a plan submitted to the IRS. (j) Changes to Pension Plans At least sixty (60) days prior to the adoption of changes to a pension plan, the Contractor shall submit the information required below, to the Contracting Officer. The Contracting Officer must approve plan changes that increase costs as part of a determination as to whether the costs are deemed allowable pursuant to FAR 31.205-6, as supplemented by DEAR 970.3102-05-6. (1) For proposed changes to pension plans and pension plan funding, the Contractor shall provide the following to the Contracting Officer: (A) a copy of the current plan document (as conformed to show all prior plan amendments), with the proposed new amendment indicated in redline/strikeout, (B) an analysis of the impact of any proposed changes on actuarial accrued liabilities and costs, (C) except in circumstances where the Contracting Officer indicates that it is unnecessary, a legal explanation of the proposed changes from the counsel used by the plan for purposes of compliance with all legal requirements applicable to private sector defined benefit pension plans, (D) the Summary Plan Description, and (E) any such additional information as requested by the Contracting Officer. (2) Contractors shall submit new benefit plans and changes to plan design or funding methodology with justification to the Contracting Officer for approval, as applicable (see (e)(1) above). The justification must: (A) demonstrate the effect of the plan changes on the contract net benefit value or percent of payroll benefit costs,

Page 36 (B) provide the dollar estimate of savings or costs, and (C) provide the basis of determining the estimated savings or cost. (k) Terminating Operations When operations at a designated DOE facility are terminated and no further work is to occur under the prime contract, the following apply: (1) No further benefits for service shall accrue. (2) The Contractor shall provide a determination statement in its settlement proposal, defining and identifying all liabilities and assets attributable to the DOE contract. (3) The Contractor shall base its pension liabilities attributable to DOE contract work on the market value of annuities or lump sum payments or dispose of such liabilities through a competitive purchase of annuities or lump sum payouts. (4) Assets shall be determined using the "accrual-basis market value" on the date of termination of operations. (5) DOE and the Contractor(s) shall establish an effective date for spinoff or plan termination. On the same day as the Contractor notifies the IRS of the spinoff or plan termination, all plan assets assigned to a spun-off or terminating plan shall be placed in a low-risk liability matching portfolio until the successor trustee, or an insurance company, is able to assume stewardship of those assets. (l) Terminating Plans (1) DOE Contractors shall not terminate any pension plan (Commingled or site specific) without requesting Departmental approval at least 60 days prior to the scheduled date of plan termination. (2) To the extent possible, the Contractor shall satisfy plan liabilities to plan participants by the purchase of annuities through competitive bidding on the open annuity market or lump sum payouts. The Contractor shall apply the assumptions and procedures of the Pension Benefit Guaranty Corporation. (3) Funds to be paid or transferred to any party as a result of settlements relating to pension plan termination or reassignment shall accrue interest from the effective date of termination or reassignment until the date of payment or transfer. (4) If ERISA or IRC rules prevent a full transfer of excess DOE reimbursed assets from the terminated plan, the Contractor shall pay any deficiency directly to DOE according to a schedule of payments to be negotiated by the parties.

Page 37 (5) On or before the same day as the Contractor notifies the IRS of the spinoff or plan termination, all plan assets assigned to a spun-off or terminating plan shall be placed in a low-risk liability matching portfolio until the successor trustee, or an insurance company, is able to assume stewardship of those assets. (6) DOE liability to a Commingled pension plan shall not exceed that portion which corresponds to DOE contract service. The DOE shall have no other liability to the plan, to the plan sponsor, or to the plan participants. (7) After all liabilities of the plan are satisfied, the Contractor shall return to DOE an amount equaling the asset reversion from the plan termination and any earnings which accrue on that amount because of a delay in the payment to DOE. Such amount and such earnings shall be subject to DOE audit. To effect the purposes of this paragraph, DOE and the Contractor may stipulate to a schedule of payments. (m) Special Programs Contractors must advise DOE and receive prior approval for each early-out program, window benefit, disability program, plan-loan feature, employee contribution refund, asset reversion, or incidental benefit. (n) Definitions (1) Commingled Plans. Cover employees from the Contractor's private operations and its DOE contract work. (2) Current Liability. The sum of all plan liabilities to employees and their beneficiaries. Current liability includes only benefits accrued to the date of valuation. This liability is commonly expressed as a present value. (3) Defined Benefit Pension Plan. Provides a specific benefit at retirement that is determined pursuant to the formula in the pension plan document. (4) Defined Contribution Pension Plan. Provides benefits to each participant based on the amount held in the participant's account. Funds in the account may be comprised of employer contributions, employee contributions, investment returns on behalf of that plan participant and/or other amounts credited to the participant's account. (5) Designated Contract. For purposes of this clause, a contract (other than a prime cost reimbursement contract for management and operation of a DOE facility) for which the Head of the Departmental Contracting Activity determines that advance pension understandings are necessary or where there is a continuing Departmental obligation to the pension plan.

Page 44 corrected, could result in a serious injury or death, including exposure to radiation and toxic/hazardous chemicals. Imminent Danger in relation to the facility safety envelope is a condition, situation, or proposed activity which, if not terminated, could cause, prevent mitigation of, or seriously increase the risk of (1) nuclear criticality, (2) radiation exposure, (3) fire/explosion, and/or (4) toxic hazardous chemical exposure. Work Stoppage. In the event of an Imminent Health and Safety Hazard, identified by facility line management or operators or facility health and safety personnel overseeing facility operations, or other individuals, the individual or group identifying the imminent hazard situation shall immediately take actions to eliminate or mitigate the hazard (i.e., by directing the operator/implementer of the activity or process causing the imminent hazard to stop-work, or by initiating emergency response actions or other actions) to protect the health and safety of the workers and the public, and to protect U.S. Department of Energy (DOE) facilities and the environment. In the event an imminent health and safety hazard is identified, the individual or group identifying the hazard should coordinate with an appropriate Contractor official, who will direct the shutdown or other actions, as required. Such mitigating action should subsequently be coordinated with the DOE and Contractor management. The suspension or stop- work order should be promptly confirmed in writing by the Contracting Officer. Shutdown. In the event of an imminent danger in relation to the facility safety envelope or a non- Imminent Health and Safety Hazard identified by facility line managers, facility operators, health and safety personnel overseeing facility operations, or other individuals, the individual or group identifying the potential health and safety hazard may recommend facility shutdown in addition to any immediate actions needed to mitigate the situation. However, the recommendation must be coordinated with Contractor management, and the DOE Site Manager. Any written direction to suspend operations shall be issued by the Contracting Officer, pursuant to the Clause entitled, "FAR 52.242-15, Stop-Work Order." Facility Representatives. DOE personnel designated as Facility Representatives provide the technical/safety oversight of operations. The Facility Representative has the authority to "stop- work," which applies to the shutdown of an entire plant, activity, or job. This stop-work authority will be used for an operation of a facility which is performing work the Facility Representative believes: Poses an imminent danger to health and safety of workers or the public if allowed to continue; Could adversely affect the safe operation of, or could cause serious damage to the facility if allowed to continue; or Could result in the release of radiological or chemical hazards to the environment in excess of regulatory limits. This clause flows down to all subcontractors at all tiers. Therefore, the Contractor shall insert a clause, modified appropriately to substitute "Contractor Representatives" for "the Contracting Officer" in all subcontracts.

Page 45 (End of Clause) DOE-H-2023 COST ESTIMATING SYSTEM REQUIREMENTS (OCT 2014) Definitions. Acceptable estimating system means an estimating system that complies with the system criteria in paragraph (d) of this clause, and provides for a system that- Is maintained, reliable, and consistently applied; Produces verifiable, supportable, documented, and timely cost estimates that are an acceptable basis for negotiation of fair and reasonable prices; Is consistent with and integrated with the Contractor's related management systems; and Is subject to applicable financial control systems. Estimating system means the Contractor's policies, procedures, and practices for budgeting and planning controls, and generating estimates of costs and other data included in proposals submitted to customers in the expectation of receiving contract awards or contract modifications. Estimating system includes the Contractor's- Organizational structure; Established lines of authority, duties, and responsibilities; Internal controls and managerial reviews; Flow of work, coordination, and communication; and Budgeting, planning, estimating methods, techniques, accumulation of historical costs, and other analyses used to generate cost estimates. Significant deficiency means a shortcoming in the system that materially affects the ability of officials of the Department of Energy to rely upon information produced by the system that is needed for management purposes. General. The Contractor shall establish, maintain, and comply with an acceptable estimating system. Applicability. Paragraphs (d) and (e) of this clause apply if the Contractor is a large business to include a contractor teaming arrangement, as defined at 48 CFR 9.601(1), performing a contract in support of a Capital Asset Project (other than a management and operating contract as

Page 46 described at 917.6), as prescribed in DOE Order (DOE O) 413.3B, or current version; or a non- capital asset project and either- The total prime contract value exceeds $50 million, including options; or The Contractor was notified, in writing, by the Contracting Officer that paragraphs (d) and (e) of this clause apply. System requirements. The Contractor shall disclose its estimating system to the Contracting Officer, in writing. If the Contractor wishes the Government to protect the information as privileged or confidential, the Contractor must mark the documents with the appropriate legends before submission. If the Contractor plans to adopt the existing system from the previous Contractor, the Contractor is responsible for the system and shall comply with the system requirements required in this clause. An estimating system disclosure is acceptable when the Contractor has provided the Contracting Officer with documentation no later than 60 days after contract award that - Accurately describes those policies, procedures, and practices that the Contractor currently uses in preparing cost proposals; and Provides sufficient detail for the Government to reasonably make an informed judgment regarding the acceptability of the Contractor's estimating practices. The Contractor shall- Comply with its disclosed estimating system; and Disclose significant changes to the cost estimating system to the Contracting Officer on a timely basis. The Contractor's estimating system shall provide for the use of appropriate source data, utilize sound estimating techniques and good judgment, maintain a consistent approach, and adhere to established policies and procedures. An acceptable estimating system shall accomplish the following functions: Establish clear responsibility for preparation, review, and approval of cost estimates and budgets. Provide a written description of the organization and duties of the personnel responsible for preparing, reviewing, and approving cost estimates and budgets. Ensure that relevant personnel have sufficient training, experience, and guidance to perform estimating and budgeting tasks in accordance with the Contractor's established procedures. Identify and document the sources of data and the estimating methods and rationale used in

Page 47 developing cost estimates and budgets. Provide for adequate supervision throughout the estimating and budgeting process. Provide for consistent application of estimating and budgeting techniques. Provide for detection and timely correction of errors. Protect against cost duplication and omissions. Provide for the use of historical experience, including historical vendor pricing information, where appropriate. Require use of appropriate analytical methods. Integrate information available from other management systems. Require management review, including verification of compliance with the company's estimating and budgeting policies, procedures, and practices. Provide for internal review of, and accountability for, the acceptability of the estimating system, including the budgetary data supporting indirect cost estimates and comparisons of projected results to actual results, and an analysis of any differences. Provide procedures to update cost estimates and notify the Contracting Officer in a timely manner. Provide procedures that ensure subcontract prices are reasonable based on a documented review and analysis provided with the prime proposal, when practicable. Provide estimating and budgeting practices that consistently generate sound proposals that are compliant with the provisions of the solicitation and are adequate to serve as a basis to reach a fair and reasonable price. Have an adequate system description, including policies, procedures, and estimating and budgeting practices, that comply with the Federal Acquisition Regulation (48 CFR chapter 1) and Department of Energy Acquisition Regulation (48 CFR chapter 9). Significant deficiencies. The Contracting Officer will provide an initial determination to the Contractor, in writing, of any significant deficiencies. The initial determination will describe the deficiency in sufficient detail to allow the Contractor to understand the deficiency. The Contractor shall respond within 30 days to a written initial determination from the Contracting Officer that identifies significant deficiencies in the Contractor's estimating system.

Page 48 If the Contractor disagrees with the initial determination, the Contractor shall state, in writing, its rationale for disagreeing. In the event the Contractor did not respond in writing to the initial determination within the response time, this lack of response shall indicate that the Contractor agrees with the initial determination. The Contracting Officer will evaluate the Contractor's response or the Contractor's lack of response and notify the Contractor, in writing, of the Contracting Officer's final determination concerning- Remaining significant deficiencies; The adequacy of any proposed or completed corrective action; and System disapproval if the Contracting Officer determines that one or more significant deficiencies remain. If the Contractor receives the Contracting Officer's final determination of significant deficiencies, the Contractor shall, within 45 days of receipt of the final determination, either correct the significant deficiencies or submit an acceptable corrective action plan showing milestones and actions to eliminate the significant deficiencies. Withholding payments. If the Contracting Officer makes a final determination to disapprove the Contractor's estimating system, and the contract includes the Section H clause Contractor Business Systems, the Contracting Officer will withhold payments in accordance with that clause. (End of Clause) DOE-H-2025 ACCOUNTING SYSTEM ADMINISTRATION (OCT 2014) Definitions. As used in this clause- Acceptable accounting system means a system that complies with the system criteria in Paragraph (c) of this clause to provide reasonable assurance that - Applicable laws and regulations are complied with; The accounting system and cost data are reliable; Risk of misallocations and mischarges are minimized; and Contract allocations and charges are consistent with billing procedures. Accounting system means the Contractor's system or systems for accounting methods,

Page 49 procedures, and controls established to gather, record, classify, analyze, summarize, interpret, and present accurate and timely financial data for reporting in compliance with applicable laws, regulations, and management decisions, and may include subsystems for specific areas such as indirect and other direct costs, compensation, billing, labor, and general information technology. Significant deficiency means a shortcoming in the system that materially affects the ability of officials of the Department of Energy to rely upon information produced by the system that is needed for management purposes. General. The Contractor shall establish and maintain an acceptable accounting system. If the Contractor plans to adopt the existing system from the previous Contractor, the Contractor is responsible for the system and shall comply with the system criteria required in this clause. The Contractor shall provide in writing to the Contracting Officer documentation that its accounting system meets the system criteria in paragraph (c) of this clause no later than 60 days after contract award. Failure to maintain an acceptable accounting system, as defined in this clause, shall result in the withholding of payments if the contract includes the Section H clause Contractor Business Systems, and also may result in disapproval of the system. System criteria. The Contractor's accounting system shall provide for- A sound internal control environment, accounting framework, and organizational structure; Proper segregation of direct costs from indirect costs; Identification and accumulation of direct costs by contract; A logical and consistent method for the accumulation and allocation of indirect costs to intermediate and final cost objectives; Accumulation of costs under general ledger control; Reconciliation of subsidiary cost ledgers and cost objectives to general ledger; Approval and documentation of adjusting entries; Management reviews or internal audits of the system to ensure compliance with the Contractor's established policies, procedures, and accounting practices; A timekeeping system that identifies employees' labor by intermediate or final cost objectives; A labor distribution system that charges direct and indirect labor to the appropriate cost objectives; Interim (at least monthly) determination of costs charged to a contract through routine

Page 50 posting of books of account; Exclusion from costs charged to Government contracts of amounts which are not allowable in terms of 48 CFR part 31, Contract Cost Principles and Procedures, and other contract provisions; Identification of costs by contract line item and by units (as if each unit or line item were a separate contract), if required by the contract; Segregation of preproduction costs from production costs, as applicable; Cost accounting information, as required- By contract clauses concerning limitation of cost (48 CFR 52.232-20), limitation of funds (48 CFR 52.232-22), or allowable cost and payment (48 CFR 52.216-7); and To readily calculate indirect cost rates from the books of accounts; Billings that can be reconciled to the cost accounts for both current and cumulative amounts claimed and comply with contract terms; Adequate, reliable data for use in pricing follow-on acquisitions; and Accounting practices in accordance with standards promulgated by the Cost Accounting Standards Board, if applicable, otherwise, Generally Accepted Accounting Principles. Significant deficiencies. The Contracting Officer will provide an initial determination to the Contractor, in writing, on any significant deficiencies. The initial determination will describe the deficiency in sufficient detail to allow the Contractor to understand the deficiency. The Contractor shall respond within 30 days to a written initial determination from the Contracting Officer that identifies significant deficiencies in the Contractor's accounting system. If the Contractor disagrees with the initial determination, the Contractor shall state, in writing, its rationale for disagreeing. In the event the Contractor did not respond in writing to the initial determination within the response time, this lack of response shall indicate that the Contractor agrees with the initial determination. The Contracting Officer will evaluate the Contractor's response or the Contractor's lack of response and notify the Contractor, in writing, of the Contracting Officer's final determination concerning- Remaining significant deficiencies; The adequacy of any proposed or completed corrective action; and

Page 51 System disapproval if the Contracting Officer determines that one or more significant deficiencies remain. If the Contractor receives the Contracting Officer's final determination of significant deficiencies, the Contractor shall, within 45 days of receipt of the final determination, either correct the significant deficiencies or submit an acceptable corrective action plan showing milestones and actions to eliminate the significant deficiencies. Withholding payments. If the Contracting Officer makes a final determination to disapprove the Contractor's accounting system, and the contract includes the Section H clause Contractor Business Systems, the Contracting Officer will withhold payments in accordance with that clause. (End of Clause) DOE-H-2027 CONTRACTOR PROPERTY MANAGEMENT SYSTEM ADMINISTRATION (OCT 2014) (a) Definitions. As used in this clause- Acceptable property management system means a property system that complies with the system criteria in paragraph (c) of this clause. Property management system means the Contractor's system or systems for managing and controlling Government property. Significant deficiency means a shortcoming in the system that materially affects the ability of officials of the Department of Energy to rely upon information produced by the system that is needed for management purposes. (b) General. The Contractor shall establish and maintain an acceptable property management system. If the Contractor plans to adopt the existing system from the previous Contractor, the Contractor is responsible for the system and shall comply with the system criteria required in this clause. The Contractor shall provide in writing to the Contracting Officer documentation that its property management system meets the system criteria in paragraph (c) of this clause no later than 60 days after contract award. Failure to maintain an acceptable property management system, as defined in this clause, may result in disapproval of the system by the Contracting Officer and/or withholding of payments. (c) System criteria. The Contractor's property management system shall be in accordance with paragraph (f) of the contract clause at 48 CFR 52.245-1. (d) Significant deficiencies

Page 55 conflicts of interest. (c) The procedures for reporting actual or potential conflicts of interest to the Contracting Officer. (d) The procedures the Contractor will utilize to oversee, implement, and update the Plan, to include assigning responsibility for management, oversight and compliance to an individual in the Contractor's organization with full authority to implement the Plan. (e) The procedures for ensuring all required representations, certifications and factual analyses are submitted to the Contracting Officer for approval in a timely manner. (f) The procedures for protecting agency information that could lead to an unfair competitive advantage if disclosed including collecting disclosure agreements covering all individuals, subcontractors, and other entities with access to agency-sensitive information and physical safeguarding of such information. (g) An OCI training and awareness program that includes periodic, recurring training and a process to evidence employee participation. (h) The enforceable, employee disciplinary actions to be used by the Contractor for violation of OCI requirements. (End of Clause) DOE-H-2036 OBLIGATIONS AS TO PROTECTED ENERGY POLICY ACT (EPACT) INFORMATION (OCT 2014) (a) The provisions of the Energy Policy Act of 1992, P.L. 102-486 (42 U.S.C. §13541(d)) require the protection from public disclosure, for a period of up to five years from development, of information resulting from the award or performance of this contract that would be trade secret or privileged or confidential commercial or financial information if the information that is privileged or confidential had been obtained from a non-Federal party for a period of up to 5 years after the submittal of the information. This protection from public disclosure includes exemption from disclosure pursuant to 5 U.S.C. §552(b) (The Freedom of Information Act). (b) The cover page of any document subject to and protectable under the provisions of P.L. 2 U.S.C. §13541(d)), shall be marked with the following legend: PROTECTED EPACT INFORMATION THIS DOCUMENT CONTAINS PROTECTED INFORMATION WHICH WAS SUBMITTED ON [DATE] UNDER AGREEMENT NO. [89243223CNE000030] AND IS NOT TO BE FURTHER DISCLOSED FOR A PERIOD OF UP TO 5 YEARS AFTER DEVELOPMENT OF THE INFORMATION EXCEPT AS EXPRESSLY PROVIDED FOR IN THE SUBJECT AWARD.

Page 56 In addition, each page of the document shall be marked with the words "PROTECTED EPACT INFORMATION." (c) The Government agrees not to further disclose such protected information for a period of up to 5 years from the date it was submitted, except (1) to be provided to other DOE facilities with the same protection in place, (2) as necessary to perform this agreement or (3) as otherwise mutually agreed to in advance. (d) The obligations in (c) above shall end when any such protected information becomes publicly known without fault of the Government, comes into the Government's possession without breach by the Government of its obligations or is independently developed by someone who did not have access to the Protected Agreement Information. (e) Notwithstanding any other provision of this contract, the following technical data first produced under this contract, as a minimum, shall be delivered to the DOE with unlimited rights: designs, operation manuals, flowcharts, software, etc., construction work in progress, completed manuals, flowcharts, completed facilities, equipment and other property and information necessary for performance of the work or operation of the facility in conformance with the purpose of this contract. (End of Clause) DOE-H-2037 NATIONAL ENVIRONMENTAL POLICY ACT (OCT 2014) The work under this contract requires activities to be subject to the National Environmental Policy Act of 1969 (NEPA). The Contractor shall supply to DOE certain environmental information, as requested, in order for DOE to comply with NEPA and its implementing policies and regulations. Funds obligated under this contract shall only be expended by the Contractor on the activities set out below, unless the Contracting Officer modifies the listed activities or notifies the Contractor that NEPA requirements have been satisfied and the Contractor is authorized to perform the complete work required under the contract. DOE Direct Contract Environmental Checklist (attachment J-D) is included with this RFP. Attachment J-D will be completed by the Contractor and will be incorporated into the Contract. ACO shall provide Attachment J-D within 30 days of contract award. (End of Clause) DOE-H-2038 NUCLEAR FACILITIES OPERATIONS (OCT 2014) The work under this contract includes the operation of nuclear facilities. The Contractor recognizes that such operations involve the risk of a nuclear incident which, while the chances are remote, could adversely affect the public's health and safety and the environment. Therefore, the Contractor shall exercise a degree of care commensurate with the risks involved.

Page 57 As used in this clause, the term "nuclear materials" is a collective term which includes source material, special nuclear material, and those other materials to which, by direction of DOE, the provisions of DOE's Orders or Directives regarding the control of nuclear materials, which have been or may be furnished to the Contractor by DOE, apply. The Contractor shall accept existing procedures and, in a manner satisfactory to the Contracting Officer, propose revised, as appropriate, accounting and measurement procedures, maintain current records and institute appropriate control measures for nuclear materials in its possession commensurate with the national security and DOE policy. The Contractor shall make such reports and permits subject to inspection as DOE may require with reference to nuclear materials. The Contractor shall take all reasonable steps and precautions to protect such materials against theft and misappropriations and to minimize all losses of such materials. Transfers of nuclear materials shall only be made with the prior written approval of the Contracting Officer, or authorized designee. Nuclear materials in the Contractor's possession, custody, or control shall be used only for furtherance of the work under this contract. The Contractor shall be responsible for the control of such nuclear materials in accordance with applicable DOE Orders and Directives regarding the control of nuclear materials, which have been or may be issued to the Contractor by DOE. The Contractor shall make a part of each purchase order, subcontract, and other commitment under this contract involving the use of nuclear materials for which the Contractor has accountability, appropriate terms and conditions for the use of nuclear materials and the responsibilities of the subcontractor or vendor regarding control of nuclear materials. In the case of fixed- price purchase orders, subcontracts, or other commitments involving the use of nuclear materials for which the Contractor has accountability, the terms and conditions with respect to nuclear materials shall also identify who has the financial responsibilities, if any, regarding such items as losses, scrap recovery, product recovery, and disposal. (End of Clause) DOE-H-2041 SUSTAINABLE ACQUISITION UNDER DOE SERVICE CONTRACTS (OCT 2014) Pursuant to Executive Orders 13423, Strengthening Federal Environmental, Energy and Transportation Management, and 13514, Federal Leadership in Environmental, Energy, and Economic Performance, the Department of Energy (DOE) is committed to managing its facilities in a manner that will promote the natural environment and protect the health and well-being of its Federal employees and contractor service providers. The Contractor shall use its best efforts to support DOE in meeting those commitments, including sustainable acquisition or environmentally preferable contracting which may involve several interacting initiatives, such as - Alternative Fueled Vehicles and Alternative Fuels; Biobased Content Products (USDA Designated Products);

Page 65 (End of Clause) DOE-H-2053 WORKER SAFETY AND HEALTH PROGRAM IN ACCORDANCE WITH 10 CFR 851 (OCT 2014) a) The Contractor shall comply with all applicable safety and health requirements set forth in 10 CFR 851, Worker Safety and Health Program, and any applicable DOE Directives incorporated into the contract. The Contractor shall develop, implement, and maintain a written Worker Safety and Health Program (WSHP) which shall describe the Contractor's method for complying with and implementing the applicable requirements of 10 CFR 851. The WSHP shall be submitted to and approved by DOE. The approved WSHP must be implemented prior to the start of work. In performance of the work, the Contractor shall provide a safe and healthful workplace and must comply with its approved WSHP and all applicable federal and state environment, health, and safety regulations. b) The Contractor shall take all reasonable precautions to protect the environment, health, and safety of its employees, DOE personnel, and members of the public. When more than one contractor works in a shared workplace, the Contractor shall coordinate with the other contractors to ensure roles, responsibilities, and worker safety and health provisions are clearly delineated. The Contractor shall participate in all emergency response drills and exercises related to the Contractor's work and interface with other DOE contractors c) The Contractor shall take all necessary and reasonable steps to minimize the impact of its work on DOE functions and employees, and immediately report all job-related injuries and/or illnesses which occur in any DOE facility to the Contracting Officer Representative (COR). Upon request, the Contractor shall provide to the COR a copy of occupational safety and health self-assessments and/or inspections of work sites for job hazards for work performed at DOE facilities. d) The Contracting Officer may notify the Contractor, in writing, of any noncompliance with the terms of this clause, and the corrective action(s) to be taken. After receipt of such notice, the Contractor shall immediately take such corrective action(s). e) In the event that the Contractor fails to comply with the terms and conditions of this clause, the Contracting Officer may, without prejudice to any other legal or contractual rights, issue a stop-work order halting all or any part of the work. Thereafter, the Contracting Officer may, at his or her discretion, cancel the stop-work order so that the performance of work may be resumed. The Contractor shall not be entitled to an equitable adjustment of the contract amount or extension of the performance schedule due to any stop-work order issued under this clause. f) The Contractor shall flow down the requirements of this clause to all subcontracts at any tier. g) In the event of a conflict between the requirements of this clause and 10 CFR 851, the requirements of 10 CFR 851 shall take precedence (End of Clause) DOE-H-2055 GOVERNMENT FURNISHED PROPERTY (OCT 2014) In accordance with this contract, the Government will provide the property listed in Section J,

Page 66 Attachment J-B Government furnished information is listed in Section J. (End of Clause) DOE-H-2056 ANNUAL INDIRECT BILLING RATES (OCT 2014) Pursuant to the clause at FAR 52.216-7, Allowable Cost and Payment, indirect billing rates, revised billing rates (as necessary), and final indirect cost rate agreements must be established between the Contractor and the Department of Energy (DOE) for each of the Contractor’s fiscal years for the life of the cost reimbursement type contract. These indirect rate agreements allow the Contractor to recover indirect expenses incurred during a fiscal year for which final indirect rates have not been established. Indirect billing and revised indirect billing rate proposals must represent the Contractor’s best estimate of the anticipated indirect expenses to be incurred and the estimated allocation base for the current fiscal year in accordance with its approved accounting system. Revised billing rates allow the adjustment of the approved billing rates, based upon updated information, in order to prevent significant over or under billings. The establishment of rates for the reimbursement of independent research and development/bid and proposal costs shall be in accordance with the provisions of FAR Subpart 42.7, “Indirect Cost Rates,” FAR 31.205-18, “Independent Research and Development and Bid and Proposal Costs,” and DEAR 931.205-18, “Independent Research and Development (IR&D) and Bid and Proposal (B&P) Costs.” Paragraph € below, identifies the requirements and process to be followed by the Contractor in establishing indirect rates for contracts when DOE is the Cognizant Federal Agency (CFA) and when DOE is not the CFA. Specific instructions for submittal of indirect rate proposals to agencies other than DOE must be obtained from the agency involved. Requirements whether or not DOE is the CFA. Allowability of costs and acceptability of cost allocation methods shall be determined in accordance with the applicable sections of FAR Part 30, Cost Accounting Standards, FAR Part 31 and DEAR 931, Contract Cost Principles and Procedures, in effect as of the date of this contract. Pending settlement of the final indirect expense rates for any period, the Contractor shall be reimbursed at billing rates approved by the CFA subject to acknowledgment by the cognizant DOE Contracting Officer. These billing rates are subject to appropriate adjustments when revised by mutual agreement or when the final indirect rates are settled, either by mutual agreement or unilateral determination by the CFA subject to acknowledgment by the cognizant DOE Contracting Officer. The Contractor shall continue to use the latest DOE or CFA approved billing rate(s) which have been acknowledged by the cognizant DOE Contracting Officer until those rates are superseded

Page 68 ensure that any existing antiquities discovered thereon will not be disturbed or destroyed by such personnel. It shall be the duty of the Contractor to report to the Contracting Officer the existence of any antiquities so discovered. The Contractor shall also preserve all vegetation (including wetlands) except where such Vegetation must be removed for survey or construction purposes. Any removal of vegetation shall be in accordance with the terms of applicable habitat mitigation plans and permits. Furthermore, all wildlife must be protected consistent with programs approved by the Contacting Officer. Except as required by or specifically provided for in other provisions of this contract, the Contractor shall not perform any excavations, earth borrow, preparation of borrow areas, or otherwise disturb the surface soils within the job site without the prior approval of DOE or its designee. (End of Clause) DOE-H-2061 CHANGE ORDER ACCOUNTING (OCT 2014) The Contractor shall maintain change order accounting whenever the estimated cost of a change or series of related changes exceeds $100,000. The Contractor, for each change or series of related changes, shall maintain separate accounts, by job order or other suitable accounting procedure, of all incurred segregable, direct costs (less allocable credits) of work, both changed and not changed, allocable to the change. The Contractor shall maintain such accounts until the parties agree to an equitable adjustment for the changes ordered by the Contracting Officer or the matter is conclusively disposed of in accordance with the Disputes clause. (End of Clause) DOE-H-2062 PERSONAL IDENTITY VERIFICATION OF CONTRACTOR PERSONNEL (OCT 2014) Pursuant to the clause at FAR 52.204-9, Personal Identity Verification of Contractor Personnel, the Contractor shall comply with applicable DOE regulations, policies and directives regarding identification, credential and access management for its personnel who have routine physical access to DOE-owned or -controlled sites or facilities or routine access to DOE information systems. The Contractor shall comply with the requirements of those DOE directives, or parts thereof, identified below in implementing the requirements of this clause. The Contracting Officer may, at any time, unilaterally amend this clause in order to add, modify or delete specific requirements. (End of Clause)

Page 69 DOE-H-2063 CONFIDENTIALITY OF INFORMATION (OCT 2014) (a) Performance of work under this contract may result in the Contractor having access to confidential information via written or electronic documents, or by virtue of having access to DOE’s electronic or other systems. Such confidential information includes personally identifiable information (such as social security account numbers) or proprietary business, technical, or financial information belonging to the Government or other companies or organizations. The Contractor shall treat this information as confidential and agrees not to use this information for its own purposes, or to disclose the information to third parties, unless specifically authorized to do so in writing by the Contracting Officer. (b) The restrictions set out in paragraph(a) above, however, do not apply to – (1) Information which, at the time of receipt by the Contractor, is in the public domain; (2) Information which, subsequent to receipt by the Contractor, becomes part of the public domain through no fault or action of the Contractor; (3) Information which the Contractor can demonstrate was previously in its possession and was not acquired directly or indirectly as a result of access obtained by performing work under this contract; (4) Information which the Contractor can demonstrate was received from a third party who did not require the Contractor to hold it in confidence; or (5) Information which is subject to release under applicable law. (c)The Contractor shall obtain a written agreement from each of its employees who are granted access to, or furnished with, confidential information, whereby the employee agrees that he or she will not discuss, divulge, or disclose any such information to any person or entity except those persons within the Contractor’s organization directly concerned with the performance of the contract. The agreement shall be in a form satisfactory to the Contracting Officer. (d) Upon request of the Contracting Officer, the Contractor agrees to execute an agreement with any party which provides confidential information to the Contractor pursuant to this contract, or whose facilities the Contractor is given access to that restrict use and disclosure of confidential information obtained by the Contractor. A copy of the agreement, which shall include all material aspects of this clause, shall be provided to the Contracting Officer for approval. (e) Upon request of the Contracting Officer, the Contractor shall supply the Government with reports itemizing the confidential or proprietary information it receives under this contract and identify the source (company, companies, or other organizations) of the information. (f) The Contractor agrees to flow down this clause to all subcontracts issued under this contract. (End of Clause)

Page 70 DOE-H-2064 – USE OF INFORMATION TECHNOLOGY EQUIPMENT, SOFTWARE, AND THIRD-PARTY SERVICES (OCT 2014) (a) Acquisition of Information Technology. The Government may provide information technology equipment, existing computer software (as described in 48 CFR 27.405), and third- party services for the Contractor’s use in the performance of the contract; and the Contracting Officer may provide guidance to the Contractor regarding usage of such equipment, software, and third-party services. The Contractor is not authorized to acquire (lease or purchase) information technology equipment, existing computer software, or third-party services at the Government’s direct expense without prior written approval of the Contracting Officer. Should the Contractor propose to acquire information technology equipment, existing computer software, or third-party services, the Contractor shall provide to the Contracting Officer justification for the need, including a complete description of the equipment, software or third- party service to be acquired, and a lease versus purchase analysis if appropriate. (b) The Contractor shall immediately provide written notice to the Contracting Officer’s Representative when an employee of the Contractor no longer requires access to the Government information technology systems. (c) The Contractor shall not violate any software licensing agreement, or cause the Government to violate any licensing agreement. (d) The Contractor agrees that its employees will not use, copy, disclose, modify, or reverse engineer existing computer software provided to it by the Government except as permitted by the license agreement or any other terms and conditions under which the software is made available to the Contractor. (e) If at any time during the performance of this contract the Contractor has reason to believe that its utilization of Government furnished existing computer software may involve or result in a violation of the software licensing agreement, the Contractor shall promptly notify the Contracting Officer, in writing, of the pertinent facts and circumstances. Pending direction from the Contracting Officer, the Contractor shall continue performance of the work required under this contract without utilizing the software. (f) The Contractor agrees to include the requirements of this clause in all subcontracts at any tier. (End of Clause) DOE-H-2065 REPORTING OF FRAUD, WASTE, ABUSE, CORRUPTION, OR MISMANAGEMENT (OCT 2014) The Contractor shall comply with the following: Notify employees annually of their duty to report allegations of fraud, waste, abuse, misuse, corruption, criminal acts, or mismanagement relating to DOE programs, operations, facilities,

Page 71 contracts, or information technology systems to an appropriate authority (e.g., OIG, other law enforcement, supervisor, employee concerns office, security officials). Examples of violations to be reported include, but are not limited to, allegations of false statements; false claims; bribery; kickbacks; fraud; DOE environment, safety, and health violations; theft; computer crimes; contractor mischarging; conflicts of interest; and conspiracy to commit any of these acts. Contractors must also ensure that their employees are aware that they may always report incidents or information directly to the Office of Inspector General (OIG). Display the OIG hotline telephone number in buildings and common areas such as cafeterias, public telephone areas, official bulletin boards, reception rooms, and building lobbies. Publish the OIG hotline telephone number in telephone books and newsletters under the Contractor’s cognizance. Ensure that its employees report to the OIG within a reasonable period of time, but not later than 24 hours after discovery, all alleged violations of law, regulations, or policy, including incidents of fraud, waste, abuse, misuse, corruption, criminal acts, or mismanagement, that have been referred to Federal, State, or local law enforcement entities. Ensure that its employees report to the OIG any allegations of reprisals taken against employees who have reported to the OIG fraud, waste, abuse, misuse, corruption, criminal acts, or mismanagement. Ensure that its managers do not retaliate against DOE contractor employees who report fraud, waste, abuse, misuse, corruption, criminal acts, or mismanagement. Ensure that all their employees understand that they must- Comply with requests for interviews and briefings and must provide affidavits or sworn statements, if so requested by an employee of the OIG so designated to take affidavits or sworn statements; Not impede or hinder another employee’s cooperation with the OIG; and Not take reprisals against DOE contractor employees who cooperate with or disclose information to the OIG or other lawful appropriate authority. Seek more specific guidance concerning reporting of fraud, waste, abuse, corruption, or mismanagement, and cooperation with the Inspector General, in DOE directives. (End of Clause) DOE-H-2066 – SAFEGUARDS AND SECURITY PROGRAM (OCT 2014)

Page 72 (a) Pursuant to the clause at DEAR 952.204-2, Security, the Contractor agrees to comply with all security regulations and contract requirements as incorporated into the contract. (b) The Contractor shall comply with the requirements of those DOE directives, or parts thereof, identified below in implementing the requirements of this clause. The Contracting Officer, may, at any time, unilaterally amend this clause in order to add, modify or delete specific requirements. (End of Clause) DOE-H-2067 – GOVERNMENT FURNISHED ON-SITE FACILITIES OR SERVICES (APR 2018) (a) Pursuant to the Government Property clause of this contract, the Government shall, during the period of performance of this contract, furnish to the Contractor office space for approximately [115] contractor personnel. Additional office space may be provided by the Government as necessary for contract performance. The Contractor shall not acquire or lease any office space without the prior written approval of the Contracting Officer. (b) As necessary during contract performance, the Government shall provide to the Contractor, for that office space described in paragraph (a) above: See Section J. (End of Clause) DOE-H-2068 CONFERENCE MANAGEMENT (OCT 2014) The Contractor agrees that: The contractor shall ensure that contractor-sponsored conferences reflect the DOE/NNSA's commitment to fiscal responsibility, appropriate stewardship of taxpayer funds and support the mission of DOE/NNSA as well as other sponsors of work. In addition, the contractor will ensure conferences do not include any activities that create the appearance of taxpayer funds being used in a questionable manner. For the purposes of this clause, "conference" is defined in Attachment 2 to the Deputy Secretary's memorandum of August 17, 2015, entitled "Updated Guidance on Conference- Related Activities and Spending." Contractor-sponsored conferences include those events that meet the conference definition and either or both of the following:

Page 73 The contractor provides funding to plan, promote, or implement an event, except in instances where a contractor: covers participation costs in a conference for specified individuals (e.g., students, retirees, speakers, etc.) in a total amount not to exceed $10,000 (by individual contractor for a specific conference) or purchases goods or services from the conference planners (e.g., attendee registration fees, renting booth space). The contractor authorizes use of its official seal, or other seals/logos/ trademarks to promote a conference. Exceptions include non-M&O contractors who use their seal to promote a conference that is unrelated to their DOE contract(s) (e.g., if a DOE IT contractor were to host a general conference on cyber security). Attending a conference, giving a speech or serving as an honorary chairperson does not connote sponsorship. The contactor will provide information on conferences they plan to sponsor with Expected costs exceeding $100,000 in the Department's Conference Management Tool, including: Conference title, description, and date Location and venue Description of any unusual expenses (e.g., promotional items) Description of contracting procedures used (e.g., competition for space/support) Costs for space, food/beverages, audio visual, travel/per diem, registration costs, recovered costs (e.g., through exhibit fees) Number of attendees The contractor will not expend funds on the proposed contractor-sponsored conferences with expenditures estimated to exceed $100,000 until notified of approval by the Contracting Officer. For DOE-sponsored conferences, the contractor will not expend funds on the proposed conference until notified by the Contracting Officer. DOE-sponsored conferences include events that meet the definition of a conference and where the Department provides funding to plan, promote, or implement the conference and/or authorizes use of the official DOE seal, or other seals/logos/trademarks to promote a conference. Exceptions include instances where DOE: covers participation costs in a conference for specified individuals (e.g., students, retirees, speakers, etc.) in a total amount not to exceed $10,000 (by individual contractor for a specific

Page 74 conference) or purchases goods or services from the conference planners (e.g., attendee registration fees; renting booth space); or provide funding to the conference planners through Federal grants. Attending a conference, giving a speech, or serving as an honorary chairperson does not connote sponsorship. The contractor will provide cost and attendance information on their participation in all DOE- sponsored conference in the DOE Conference Management Tool. For non-contractor sponsored conferences, the contractor shall develop and implement a process to ensure costs related to conferences are allowable, allocable, reasonable, and further the mission of DOE/NNSA. This process must at a minimum: Track all conference expenses. Require the Laboratory Director (or equivalent) or Chief Operating Officer approve a single conference with net costs to the contractor of $100,000 or greater. (i) Contractors are not required to enter information on non-sponsored conferences in DOE'S Conference Management Tool. Once funds have been expended on a non-sponsored conference, contractors may not authorize the use of their trademarks/logos for the conference, provide the conference planners with more than $10,000 for specified individuals to participate in the conference, or provide any other sponsorship funding for the conference. If a contractor does so, its expenditures for the conference may be deemed unallowable. (End of Clause) DOE-H-2069 - PAYMENTS FOR DOMESTIC EXTENDED PERSONNEL ASSIGNMENTS (OCT 2014) (a) Definition. For purposes of this clause, "domestic extended personnel assignments" are defined as any assignment of contractor personnel to a domestic location different than their permanent duty station for a period expected to exceed 30 consecutive calendar days. (b) For domestic extended personnel assignments, the Contractor shall be reimbursed the lesser of temporary relocation costs (Temporary Change of Station allowances as described in the Federal Travel Regulation at §302-3.400 - §302-3.429) or a reduced per diem (Extended Travel Duty) in accordance with the allowable cost provisions of the contract and the following: (1) When a reduced per diem method (Extended Travel Duty) is utilized, the allowances are as follows:

Page 81 In accordance with 18 U.S.C. § 1913, the Contractor agrees that none of the funds obligated on this award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress. This restriction is in addition to those prescribed elsewhere in statute and regulation. (End of Clause) DOE-H-2077 DEPARTMENT OF ENERGY TRAINING INSTITUTE – OCCUPATIONAL HEALTH, SAFETY, AND EMERGENCY RESPONSE (JAN 2017) The Contractor shall utilize the Department of Energy (DOE) Training Institute (DTI) resources to the maximum extent practical for occupational, health, safety, and emergency response training. The Contractor, as applicable, shall use DTI by utilizing the reciprocity program, instructor-certification, mobile training teams, and use of common core curriculum as applicable. Reciprocity: The DTI Training Reciprocity program evaluates and certifies training programs and core content against DOE requirements, establishing a basis for consistent training. Reciprocity reduces redundant training to improve employee mobility and project mobilization, saving time and resources. Reference DOE Policy 364.1. Common Core Curriculum: Courses in the Common Core Training Program are developed and maintained by DTI instructional designers and subject matter experts. These courses are available enterprise-wide for delivery by DTI-certified instructors. Common Core Training eliminates duplicative course development and maintenance activities while providing maximum flexibility for delivery. Instructor-Certification: The DTI Instructor Certification Program recognizes subject matter experts and experienced trainers who are qualified to deliver common core courses across the DOE enterprise. The Contractor selects instructors to be certified by DTI. Mobile Training Teams: Mobile Training Teams are available to DOE locations who do not maintain the capability to deliver a specific course. Courses are delivered by certified DTI instructors who are subject matter experts in the topical area. DTI course offerings, information on becoming a certified DTI trainer, enrollment, and contact information can be found on https://ntc.doe.gov/. DTI training shall be considered common core fundamental material. Contractors are expected to provide gap training needed to address site specifics identified through their approved Integrated Safety Management (ISM) Program and associated program plans required by existing DOE requirements. Gap training shall not repeat fundamental training core content. DTI training is funded by DOE with no cost to the Contractors. The Contractor shall first consider DTI for all applicable training needs and only obtain such

Page 82 training outside of DTI after written approval of the Contracting Officer (CO) following the Contractor's written request containing the following: rationale describing in detail why DTI provided material, including contractor supplemented site specific material, is insufficient, rationale supporting the increased cost, scope, and schedule of maintaining a local course and capability for training instruction proposed in place of DTI training, and rationale as to why the loss of standardization DOE is seeking by using alternative materials is of value to the DOE. Prior to requesting CO approval, the contractor shall complete the course request form at https://ntc.doe.gov/. DTI will respond within 10 working days on the availability of DTI course materials that might provide the course or assist in the development of the Contractor course. This contract clause shall be flowed down to all subcontractors, and the Contractor is responsible for compliance by its employees and subcontractors. (End of Clause) DOE-H-2078 MULTIFACTOR AUTHENTICATION FOR INFORMATION SYSTEMS (OCT 2014) The Contractor shall take all necessary actions to achieve multifactor authentication (MFA) for standard and privileged user accounts of all classified and unclassified networks. In so doing, the Contractor shall comply with the requirements and procedures established in the document "U.S. Department of Energy Multifactor Authentication Implementation Approach" and its appendices as determined by the Contracting Officer. (End of Clause) DOE-H-2079 AGREEMENT REGARDING WORKPLACE SUBSTANCE ABUSE PROGRAMS AT DOE SITES (APR 2018) (a) Any contract awarded as a result of this solicitation will be subject to the policies, criteria, and procedures of 10 CFR part 707, Workplace Substance Abuse Programs at DOE Sites. (b) By submission of its offer, the officer agrees to provide to the Contracting Officer, within 30 days after notification of selection for award, or award of a contract, whichever occurs first, pursuant to this solicitation, its written workplace substance abuse program consistent with the requirements of 10 CFR part 707. DOE may grant an extension to the notification or implementation period, if necessary, as per 10 CFR 707.5(g).

Page 83 (c) Failure of the Offeror to agree to the condition of responsibility set forth in paragraph (b) of this provision, renders the Offeror unqualified and ineligible for award. (End of Provision) Section I - Contract Clauses THE FOLLOWING CLAUSES ARE INCORPORATED BY REFERENCE (IBR) FAR 52.202-1 DEFINITIONS (JUN 2020) 52.203-3 GRATUITIES (APR 1984) 52.203-6 RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (JUN 2020) 52.203-7 ANTI-KICKBACK PROCEDURES (JUN 2020) 52.203-8 CANCELLATION, RESCISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR IMPROPER ACTIVITY (MAY 2014) 52.203-10 PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (MAY 2014) 52.203-12 LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (JUN 2020) 52.203-13 CONTRACTOR CODE OF BUSINESS ETHICS AND CONDUCT (NOV 2021) 52.203-15 WHISTLEBLOWER PROTECTIONS UNDER THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (JUN 2010) 52.203-17 CONTRACTOR EMPLOYEE WHISTLEBLOWER RIGHTS AND REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS (JUN 2020) 52.203-19 PROHIBITION ON REQUIRING CERTAIN INTERNAL CONFIDENTIALITY AGREEMENTS OR STATEMENTS (JAN 2017) 52.204-2 SECURITY REQUIREMENTS (MAR 2021) 52.204-4 PRINTED OR COPIED DOUBLE-SIDED ON POSTCONSUMER FIBER CONTENT PAPER (MAY 2011) 52.204-9 PERSONAL IDENTITY VERIFICATION OF CONTRACTOR PERSONNEL (JAN 2011) 52.204-10 REPORTING EXECUTIVE COMPENSATION AND FIRST-TIER SUBCONTRACT AWARDS (JUN 2020) 52.204-12 UNIQUE ENTITY IDENTIFIER MAINTENANCE (OCT 2016) 52.204-13 SYSTEM FOR AWARD MANAGEMENT MAINTENANCE (OCT 2018) 52.204-18 COMMERCIAL AND GOVERNMENT ENTITY CODE MAINTENANCE (AUG 2020) 52.204-22 ALTERNATIVE LINE-ITEM PROPOSAL (JAN 2017) 52.204-23 PROHIBITION ON CONTRACTING FOR HARDWARE, SOFTWARE, AND SERVICES DEVELOPED OR PROVIDED BY KASPERSKY LAB AND OTHER COVERED ENTITIES (NOV 2021) 52.207-3 RIGHT OF FIRST REFUSAL OF EMPLOYMENT (MAY 2006) 52.207-5 OPTION TO PURCHASE EQUIPMENT (FEB 1995)

Page 84 52.208-9 CONTRACTOR USE OF MANDATORY SOURCES OF SUPPLY OR SERVICES (MAY 2014) 52.209-6 PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (NOV 2021) 52.209-9 UPDATES OF PUBLICLY AVAILABLE INFORMATION REGARDING RESPONSIBILITY MATTERS (OCT 2018) 52.209-10 PROHIBITION ON CONTRACTING WITH INVERTED DOMESTIC CORPORATIONS (NOV 2015) 52.210-1 MARKET RESEARCH (NOV 2021) 52.215-1 INSTRUCTIONS TO OFFERORS – COMPETIVE ACQUISTIONS (NOV 2021) 52.215-2 AUDIT AND RECORDS - NEGOTIATION (JUN 2020) 52.215-8 ORDER OF PRECEDENCE - UNIFORM CONTRACT FORMAT (OCT 1997) 52.215-10 PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA (AUG 2011) 52.215-11 PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA - MODIFICATIONS (JUN 2020) 52.215-12 SUBCONTRACTOR CERTIFIED COST OR PRICING DATA (JUN 2020) 52.215-13 SUBCONTRACTOR CERTIFIED COST OR PRICING DATA - MODIFICATIONS (JUN 2020) 52.215-14 INTEGRITY OF UNIT PRICES (NOV 2021) 52.215-15 PENSION ADJUSTMENTS AND ASSET REVERSIONS (OCT 2010) 52.215-17 WAIVER OF FACILITIES CAPITAL COST OF MONEY (OCT 1997) 52.215-18 REVERSION OR ADJUSTMENT OF PLANS FOR POSTRETIREMENT BENEFITS (PRB) OTHER THAN PENSIONS (JUL 2005) 52.215-19 NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997) 52.215-21 REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA AND DATA OTHER THAN CERTIFIED COST OR PRICING DATA - MODIFICATIONS (NOV 2021) 52.215-23 LIMITATIONS ON PASS-THROUGH CHARGES (JUN 2020) 52.215-23 LIMITATIONS ON PASS-THROUGH CHARGES (JUN 2020) -- ALTERNATE I (OCT 2009) 52.216-12 COST-SHARING CONTRACT - NO FEE (APR 1984) 52.219-8 UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2018) 52.219-9 SMALL BUSINESS SUBCONTRACTING PLAN (NOV 2021) - ALTERNATE II (NOV 2016) 52.219-16 LIQUIDATED DAMAGES - SUBCONTRACTING PLAN (SEP 2021) 52.222-1 NOTICE TO THE GOVERNMENT OF LABOR DISPUTES (FEB 1997) 52.222-3 CONVICT LABOR (JUN 2003) 52.222-4 CONTRACT WORK HOURS AND SAFETY STANDARDS - OVERTIME COMPENSATION (MAY 2018) 52.222-6 CONSTRUCTION WAGE RATE REQUIREMENTS (AUG 2018) 52.222-7 WITHHOLDING OF FUNDS (MAY 2014) 52.222-8 PAYROLLS AND BASIC RECORDS (JUL 2021) 52.222-9 APPRENTICES AND TRAINEES (JUL 2005) 52.222-10 COMPLIANCE WITH COPELAND ACT REQUIREMENTS (FEB 1988) 52.222-11 SUBCONTRACTS (LABOR STANDARDS) (MAY 2014)

Page 85 52.222-12 CONTRACT TERMINATION - DEBARMENT (MAY 2014) 52.222-13 COMPLIANCE WITH CONSTRUCTION WAGE RATE REQUIREMENTS AND RELATED REGULATIONS (MAY 2014) 52.222-14 DISPUTES CONCERNING LABOR STANDARDS (FEB 1988) 52.222-15 CERTIFICATION OF ELIGIBILITY (MAY 2014) 52.222-16 APPROVAL OF WAGE RATES (MAY 2014) 52.222-21 PROHIBITION OF SEGREGATED FACILITIES (APR 2015) 52.222-26 EQUAL OPPORTUNITY (SEP 2016) 52.222-37 EMPLOYMENT REPORTS ON VETERANS (JUN 2020) 52.222-40 NOTIFICATION OF EMPLOYEE RIGHTS UNDER THE NATIONAL LABOR RELATIONS ACT (DEC 2010) 52.222-41 SERVICE CONTRACT LABOR STANDARDS (AUG 2018) 52.222-42 STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (JAN 2022) 52.222-43 FAIR LABOR STANDARDS ACT AND SERVICE CONTRACT LABOR STANDARDS- PRICE ADJUSTMENT (MULTIPLE YEAR AND OPTION CONTRACTS) (AUG 2018) 52.222-50 COMBATING TRAFFICKING IN PERSONS (NOV 2021) 52.222-54 EMPLOYMENT ELIGIBILITY VERIFICATION (NOV 2021) 52.222-55 MINIMUM WAGES UNDER EXECUTIVE ORDER 13658 (NOV 2020) 52.222-62 PAID SICK LEAVE UNDER EXECUTIVE ORDER 13706 (JAN 2017) 52.223-2 AFFIRMATIVE PROCUREMENT OF BIOBASED PRODUCTS UNDER SERVICE AND CONSTRUCTION CONTRACTS (SEP 2013) 52.223-3 HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA (FEB 2021) 52.223-5 POLLUTION PREVENTION AND RIGHT-TO-KNOW INFORMATION (MAY 2011) 52.223-6 DRUG-FREE WORKPLACE (MAY 2001) 52.223-10 WASTE REDUCTION PROGRAM (MAY 2011) 52.223-11 OZONE-DEPLETING SUBSTANCES AND HIGH GLOBAL WARMING POTENTIAL HYDROFLUOROCARBONS (JUN 2016) 52.223-12 MAINTENANCE, SERVICE, REPAIR, OR DISPOSAL OF REFRIGERATION EQUIPMENT AND AIR CONDITIONERS (JUN 2016) 52.223-13 ACQUISITION OF EPEAT(R)-REGISTERED IMAGING EQUIPMENT (JUN 2014) 52.223-14 ACQUISITION OF EPEAT(R)-REGISTERED TELEVISIONS (JUN 2014) 52.223-15 ENERGY EFFICIENCY IN ENERGY-CONSUMING PRODUCTS (MAY 2020) 52.223-16 ACQUISITION OF EPEAT(R)-REGISTERED PERSONAL COMPUTER PRODUCTS (OCT 2015) 52.223-17 AFFIRMATIVE PROCUREMENT OF EPA-DESIGNATED ITEMS IN SERVICE AND CONSTRUCTION CONTRACTS (AUG 2018) 52.223-18 ENCOURAGING CONTRACTOR POLICIES TO BAN TEXT MESSAGING WHILE DRIVING (JUN 2020) 52.223-19 COMPLIANCE WITH ENVIRONMENTAL MANAGEMENT SYSTEMS (MAY 2011) 52.223-20 AEROSOLS (JUN 2016) 52.223-21 FOAMS (JUN 2016)

Page 86 52.224-1 PRIVACY ACT NOTIFICATION (APR 1984) 52.224-2 PRIVACY ACT (APR 1984) 52.225-1 BUY AMERICAN - SUPPLIES (NOV 2021) 52.225-13 RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (FEB 2021) 52.227-1 AUTHORIZATION AND CONSENT (JUN 2020) 52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (JUN 2020) 52.227-3 PATENT INDEMNITY (APR 1984) 52.227-6 ROYALTY INFORMATION (APR 1984) 52.227-9 REFUND OF ROYALTIES (APR 1984) 52.227-10 FILING OF PATENT APPLICATIONS - CLASSIFIED SUBJECT MATTER (DEC 2007) 52.227-16 ADDITIONAL DATA REQUIREMENTS (JUN 1987) 52.228-5 INSURANCE - WORK ON A GOVERNMENT INSTALLATION (JAN 1997) 52.232-11 EXTRAS (APR 1984) 52.232-17 INTEREST (MAY 2014) 52.232-22 LIMITATION OF FUNDS (APR 1984) 52.232-23 ASSIGNMENT OF CLAIMS (MAY 2014) 52.232-25 PROMPT PAYMENT (JAN 2017) 52.232-33 PAYMENT BY ELECTRONIC FUNDS TRANSFER - SYSTEM FOR AWARD MANAGEMENT (OCT 2018) 52.232-39 UNENFORCEABILITY OF UNAUTHORIZED OBLIGATIONS (JUN 2013) 52.232-40 PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS SUBCONTRACTORS (NOV 2021) 52.233-1 DISPUTES (MAY 2014) 52.233-3 PROTEST AFTER AWARD (AUG 1996) - ALTERNATE I (JUN 1985) 52.233-4 APPLICABLE LAW FOR BREACH OF CONTRACT CLAIM (OCT 2004) 52.236-5 MATERIAL AND WORKMANSHIP (APR 1984) 52.239-1 PRIVACY OR SECURITY SAFEGUARDS (AUG 1996) 52.242-1 NOTICE OF INTENT TO DISALLOW COSTS (APR 1984) 52.242-3 PENALTIES FOR UNALLOWABLE COSTS (SEP 2021) 52.242-4 CERTIFICATION OF FINAL INDIRECT COSTS (JAN 1997) 52.242-5 PAYMENTS TO SMALL BUSINESS SUBCONTRACTORS (JAN 2017) 52.242-13 BANKRUPTCY (JUL 1995) 52.243-2 CHANGES - COST-REIMBURSEMENT (AUG 1987) - ALTERNATE I (APR 1984) 52.243-6 CHANGE ORDER ACCOUNTING (APR 1984) 52.244-5 COMPETITION IN SUBCONTRACTING (DEC 1996) 52.244-6 SUBCONTRACTS FOR COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (NOV 2021) 52.245-1 GOVERNMENT PROPERTY (SEP 2021) 52.245-9 USE AND CHARGES (APR 2012) 52.246-25 LIMITATION OF LIABILITY - SERVICES (FEB 1997) 52.247-63 PREFERENCE FOR U.S.-FLAG AIR CARRIERS (JUN 2003) 52.249-6 TERMINATION (COST-REIMBURSEMENT) (MAY 2004) 52.249-14 EXCUSABLE DELAYS (APR 1984) 52.251-1 GOVERNMENT SUPPLY SOURCES (APR 2012)

Page 87 52.253-1 COMPUTER GENERATED FORMS (JAN 1991) DEAR 952.202-1 DEFINITIONS 952.203-70 WHISTLEBLOWER PROTECTION FOR CONTRACTOR EMPLOYEES (DEC 2000) 952.204-2 SECURITY REQUIREMENTS (AUG 2016) 952.204-70 CLASSIFICATION/DECLASSIFICATION (SEP 1997) 952.204-75 PUBLIC AFFAIRS (DEC 2000) 952.204-77 COMPUTER SECURITY (AUG 2006) 952.208-70 PRINTING (APR 1984) 952.223-76 CONDITIONAL PAYMENT OF FEE OR PROFIT (DEC 2010) 952.223-78 SUSTAINABLE ACQUISITION PROGRAM (OCT 2010) 952.226-71 UTILIZATION OF ENERGY POLICY ACT TARGET ENTITIES (JUN 1996) 952.226-74 DISPLACED EMPLOYEE HIRING PREFERENCE (JUNE 1997) 952.227-11 PATENT RIGHTS - RETENTION BY THE CONTRACTOR (SHORT FORM) (MAR 1995) 952.227-13 PATENT RIGHTS-ACQUISITION BY THE GOVERNMENT (SEP 1997) 952.231-71 INSURANCE-LITIGATION AND CLAIMS (JUL 2013) 952.242-70 TECHNICAL DIRECTION (DEC 2000) 952.247-70 FOREIGN TRAVEL (JUN 2010) 952.250-70 NUCLEAR HAZARDS INDEMNITY AGREEMENT (AUG 2016) 952.251-70 CONTRACTOR EMPLOYEE TRAVEL DISCOUNTS (AUG 2009) 970.5204-1 COUNTERINTELLIGENCE (DEC 2010) 970.5226-3 CONTRACTOR COMMUNITY COMMITMENT (OCT 2014) THE FOLLOWING CLAUSES ARE INCORPORATED BY FULL TEXT 52.203-5 COVENANT AGAINST CONTINGENT FEES (MAY 2014) The Contractor warrants that no person or agency has been employed or retained to solicit or obtain this contract upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this contract without liability or to deduct from the contract price or consideration, or otherwise recover, the full amount of the contingent fee. Bona fide agency, as used in this clause, means an established commercial or selling agency, maintained by a contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence. Bona fide employee, as used in this clause, means a person, employed by a contractor and subject to the contractor's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts

Page 88 nor holds out as being able to obtain any Government contract or contracts through improper influence. Contingent fee, as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract. Improper influence, as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter. (End of clause) 52.203-14 DISPLAY OF HOTLINE POSTER(S) (NOV 2021) Definition. United States, as used in this clause, means the 50 States, the District of Columbia, and outlying areas. Display of fraud hotline poster(s). Except as provided in paragraph (c)- During contract performance in the United States, the Contractor shall prominently display in common work areas within business segments performing work under this contract and at contract work sites- Any agency fraud hotline poster or Department of Homeland Security (DHS) fraud hotline poster identified in paragraph (b)(3) of this clause; and Any DHS fraud hotline poster subsequently identified by the Contracting Officer. Additionally, if the Contractor maintains a company website as a method of providing information to employees, the Contractor shall display an electronic version of the poster(s) at the website. Any required posters may be obtained as follows: Poster(s) Obtain from DOE IG Hotline Poster https://www.energy.gov/sites/prod/files/igprod/documents/Hotline_poster.pdf Contact the HOTLINE if you suspect Fraud, Waste, or Abuse involving DOE programs or by a DOE employee, contractor, or grant recipient Call1-800-541-1625 or 202-586-4073

Page 89 Email: ighotline@hq.doe.gov Or write U.S. Department of Energy Attn: Office of Inspector General Hotline 1000 Independence Avenue, S.W. If the Contractor has implemented a business ethics and conduct awareness program, including a reporting mechanism, such as a hotline poster, then the Contractor need not display any agency fraud hotline posters as required in paragraph (b) of this clause, other than any required DHS posters. Subcontracts. The Contractor shall include the substance of this clause, including this paragraph (d), in all subcontracts that exceed the threshold specified in Federal Acquisition Regulation 3.1004(b)(1) on the date of subcontract award, except when the subcontract- Is for the acquisition of a commercial product or commercial service; or Is performed entirely outside the United States. (End of clause) 52.204-1 APPROVAL OF CONTRACT (DEC 1989) This contract is subject to the written approval of CONTRACTING OFFICER and shall not be binding until so approved. (End of clause) 52.204-21 BASIC SAFEGUARDING OF COVERED CONTRACTOR INFORMATION SYSTEMS (NOV 2021) Definitions. As used in this clause- Covered contractor information system means an information system that is owned or operated by a contractor that processes, stores, or transmits Federal contract information. Federal contract information means information, not intended for public release, that is provided by or generated for the Government under a contract to develop or deliver a product or service to the Government, but not including information provided by the Government to the public (such as on public Web sites) or simple transactional information, such as necessary to process payments. Information means any communication or representation of knowledge such as facts, data, or opinions, in any medium or form, including textual, numerical, graphic, cartographic, narrative,

Page 90 or audiovisual (Committee on National Security Systems Instruction (CNSSI) 4009). Information system means a discrete set of information resources organized for the collection, processing, maintenance, use, sharing, dissemination, or disposition of information (44 U.S.C. 3502). Safeguarding means measures or controls that are prescribed to protect information systems. Safeguarding requirements and procedures. (1) The Contractor shall apply the following basic safeguarding requirements and procedures to protect covered contractor information systems. Requirements and procedures for basic safeguarding of covered contractor information systems shall include, at a minimum, the following security controls: Limit information system access to authorized users, processes acting on behalf of authorized users, or devices (including other information systems). Limit information system access to the types of transactions and functions that authorized users are permitted to execute. Verify and control/limit connections to and use of external information systems. Control information posted or processed on publicly accessible information systems. Identify information system users, processes acting on behalf of users, or devices. Authenticate (or verify) the identities of those users, processes, or devices, as a prerequisite to allowing access to organizational information systems. Sanitize or destroy information system media containing Federal Contract Information before disposal or release for reuse. Limit physical access to organizational information systems, equipment, and the respective operating environments to authorized individuals. Escort visitors and monitor visitor activity; maintain audit logs of physical access; and control and manage physical access devices. Monitor, control, and protect organizational communications (i.e., information transmitted or received by organizational information systems) at the external boundaries and key internal boundaries of the information systems. Implement subnetworks for publicly accessible system components that are physically or logically separated from internal networks. Identify, report, and correct information and information system flaws in a timely manner.

Page 91 Provide protection from malicious code at appropriate locations within organizational information systems. Update malicious code protection mechanisms when new releases are available. Perform periodic scans of the information system and real-time scans of files from external sources as files are downloaded, opened, or executed. (2) Other requirements. This clause does not relieve the Contractor of any other specific safeguarding requirements specified by Federal agencies and departments relating to covered contractor information systems generally or other Federal safeguarding requirements for controlled unclassified information (CUI) as established by Executive Order 13556. Subcontracts. The Contractor shall include the substance of this clause, including this paragraph (c), in subcontracts under this contract (including subcontracts for the acquisition of commercial products or commercial services, other than commercially available off-the-shelf items), in which the subcontractor may have Federal contract information residing in or transiting through its information system. (End of clause) 52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (NOV 2021) Definitions. As used in this clause- Backhaul means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet). Covered foreign country means The People's Republic of China. Covered telecommunications equipment or services means- Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities); For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

Page 92 Telecommunications or video surveillance services provided by such entities or using such equipment; or Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country. Critical technology means- Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations; Items included on the Commerce Control List set forth in Supplement No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled- Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or For reasons relating to regional stability or surreptitious listening; Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities); Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material); Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817). Interconnection arrangements means arrangements governing the physical connection of two or more networks to allow the use of another's network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources. Reasonable inquiry means an inquiry designed to uncover any information in the entity's possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third- party audit.

Page 93 Roaming means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high. Substantial or essential component means any component necessary for the proper function or performance of a piece of equipment, system, or service. Prohibition. (1) Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. (2) Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115-232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph (c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal contract. Exceptions. This clause does not prohibit contractors from providing- A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles. Reporting requirement. (1) In the event the Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report the information in paragraph (d)(2) of this clause to the Contracting Officer, unless elsewhere in this contract are established procedures for reporting the information; in the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) for any affected order or, in the case of the

Page 94 Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibnet.dod.mil. The Contractor shall report the following information pursuant to paragraph (d)(1) of this clause: Within one business day from the date of such identification or notification: The contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity (CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended. Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: Any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services. Subcontracts. The Contractor shall insert the substance of this clause, including this paragraph (e) and excluding paragraph (b)(2), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial products or commercial services. (End of clause) 52.208-8 REQUIRED SOURCES FOR HELIUM AND HELIUM USAGE DATA (AUG 2018) Definitions. Bureau of Land Management, as used in this clause, means the Department of the Interior, Bureau of Land Management, Amarillo Field Office, Helium Operations, located at 801 South Fillmore Street, Suite 500, Amarillo, TX 79101-3545. Federal helium supplier means a private helium vendor that has an in-kind crude helium sales contract with the Bureau of Land Management (BLM) and that is on the BLM Amarillo Field Office's Authorized List of Federal Helium Suppliers available via the Internet at https://www.blm.gov/programs/energy-and-minerals/helium/partners. Major helium requirement means an estimated refined helium requirement greater than 200,000 standard cubic feet (scf) (measured at 14.7 pounds per square inch absolute pressure and 70 degrees Fahrenheit temperature) of gaseous helium or 7510 liters of liquid helium delivered to a helium use location per year. Requirements-(1) Contractors must purchase major helium requirements from Federal helium suppliers to the extent that supplies are available.

Page 95 The Contractor shall provide to the Contracting Officer the following data within 10 days after the Contractor or subcontractor receives a delivery of helium from a Federal helium supplier- The name of the supplier; The amount of helium purchased; The delivery date(s); and The location where the helium was used. Subcontracts. The Contractor shall insert this clause, including this paragraph (c), in any subcontract or order that involves a major helium requirement. (End of clause) 52.216-7 Allowable Cost and Payment (AUG 2018). (a) Invoicing. (1) The Government will make payments to the Contractor when requested as work progresses, but (except for small business concerns) not more often than once every 2 weeks, in amounts determined to be allowable by the Contracting Officer in accordance with Federal Acquisition Regulation (FAR) subpart 31.2 in effect on the date of this contract and the terms of this contract. The Contractor may submit to an authorized representative of the Contracting Officer, in such form and reasonable detail as the representative may require, an invoice or voucher supported by a statement of the claimed allowable cost for performing this contract. (2) Contract financing payments are not subject to the interest penalty provisions of the Prompt Payment Act. Interim payments made prior to the final payment under the contract are contract financing payments, except interim payments if this contract contains Alternate I to the clause at 52.232-25. (3) The designated payment office will make interim payments for contract financing on the _________ [Contracting Officer insert day as prescribed by agency head; if not prescribed, insert "30th"] day after the designated billing office receives a proper payment request. In the event that the Government requires an audit or other review of a specific payment request to ensure compliance with the terms and conditions of the contract, the designated payment office is not compelled to make payment by the specified due date. (b) Reimbursing costs. (1) For the purpose of reimbursing allowable costs (except as provided in paragraph (b)(2) of this clause, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term "costs" includes only— (i) Those recorded costs that, at the time of the request for reimbursement, the Contractor has paid by cash, check, or other form of actual payment for items or services purchased directly for the contract; (ii) When the Contractor is not delinquent in paying costs of contract performance in the ordinary course of business, costs incurred, but not necessarily paid, for-

Page 96 (A) Supplies and services purchased directly for the contract and associated financing payments to subcontractors, provided payments determined due will be made– (1) In accordance with the terms and conditions of a subcontract or invoice; and (2) Ordinarily within 30 days of the submission of the Contractor’s payment request to the Government; (B) Materials issued from the Contractor’s inventory and placed in the production process for use on the contract; (C) Direct labor; (D) Direct travel; (E) Other direct in-house costs; and (F) Properly allocable and allowable indirect costs, as shown in the records maintained by the Contractor for purposes of obtaining reimbursement under Government contracts; and (iii) The amount of financing payments that have been paid by cash, check, or other forms of payment to subcontractors. (2) Accrued costs of Contractor contributions under employee pension plans shall be excluded until actually paid unless- (i) The Contractor’s practice is to make contributions to the retirement fund quarterly or more frequently; and (ii) The contribution does not remain unpaid 30 days after the end of the applicable quarter or shorter payment period (any contribution remaining unpaid shall be excluded from the Contractor’s indirect costs for payment purposes). (3) Notwithstanding the audit and adjustment of invoices or vouchers under paragraph (g) of this clause, allowable indirect costs under this contract shall be obtained by applying indirect cost rates established in accordance with paragraph (d) of this clause. (4) Any statements in specifications or other documents incorporated in this contract by reference designating performance of services or furnishing of materials at the Contractor’s expense or at no cost to the Government shall be disregarded for purposes of cost-reimbursement under this clause. (c) Small business concerns. A small business concern may receive more frequent payments than every 2 weeks. (d) Final indirect cost rates. (1) Final annual indirect cost rates and the appropriate bases shall be established in accordance with subpart 42.7 of the Federal Acquisition Regulation (FAR) in effect for the period covered by the indirect cost rate proposal. (2) (i) The Contractor shall submit an adequate final indirect cost rate proposal to the Contracting Officer (or cognizant Federal agency official) and auditor within the 6-month period following the expiration of each of its fiscal years. Reasonable extensions, for exceptional circumstances only, may be requested in writing by the Contractor and granted in writing by the Contracting Officer. The Contractor shall support its proposal with adequate supporting data. (ii) The proposed rates shall be based on the Contractor’s actual cost experience for that period. The appropriate Government representative and the Contractor shall establish the final indirect cost rates as promptly as practical after receipt of the Contractor’s proposal. (iii) An adequate indirect cost rate proposal shall include the following data unless otherwise specified by the cognizant Federal agency official:

Page 97 (A) Summary of all claimed indirect expense rates, including pool, base, and calculated indirect rate. (B) General and Administrative expenses (final indirect cost pool). Schedule of claimed expenses by element of cost as identified in accounting records (Chart of Accounts). (C) Overhead expenses (final indirect cost pool). Schedule of claimed expenses by element of cost as identified in accounting records (Chart of Accounts) for each final indirect cost pool. (D) Occupancy expenses (intermediate indirect cost pool). Schedule of claimed expenses by element of cost as identified in accounting records (Chart of Accounts) and expense reallocation to final indirect cost pools. (E) Claimed allocation bases, by element of cost, used to distribute indirect costs. (F) Facilities capital cost of money factors computation. (G) Reconciliation of books of account (i.e., General Ledger) and claimed direct costs by major cost element. (H) Schedule of direct costs by contract and subcontract and indirect expense applied at claimed rates, as well as a subsidiary schedule of Government participation percentages in each of the allocation base amounts. (I) Schedule of cumulative direct and indirect costs claimed and billed by contract and subcontract. (J) Subcontract information. Listing of subcontracts awarded to companies for which the contractor is the prime or upper-tier contractor (include prime and subcontract numbers; subcontract value and award type; amount claimed during the fiscal year; and the subcontractor name, address, and point of contact information). (K) Summary of each time-and-materials and labor-hour contract information, including labor categories, labor rates, hours, and amounts; direct materials; other direct costs; and, indirect expense applied at claimed rates. (L) Reconciliation of total payroll per IRS form 941 to total labor costs distribution. (M) Listing of decisions/agreements/approvals and description of accounting/organizational changes. (N) Certificate of final indirect costs (see 52.242-4, Certification of Final Indirect Costs). (O) Contract closing information for contracts physically completed in this fiscal year (include contract number, period of performance, contract ceiling amounts, contract fee computations, level of effort, and indicate if the contract is ready to close). (iv) The following supplemental information is not required to determine if a proposal is adequate, but may be required during the audit process: (A) Comparative analysis of indirect expense pools detailed by account to prior fiscal year and budgetary data. (B) General organizational information and limitation on allowability of compensation for certain contractor personnel. See 31.205-6(p). Additional salary reference information is available at https://www.whitehouse.gov/wp- content/uploads/2017/11/ContractorCompensationCapContractsAwardedBeforeJune24.pdf and h ttps://www.whitehouse.gov/wp- content/uploads/2017/11/ContractorCompensationCapContractsAwardedafterJune24.pdf. (C) Identification of prime contracts under which the contractor performs as a subcontractor.

Page 98 (D) Description of accounting system (excludes contractors required to submit a CAS Disclosure Statement or contractors where the description of the accounting system has not changed from the previous year’s submission). (E) Procedures for identifying and excluding unallowable costs from the costs claimed and billed (excludes contractors where the procedures have not changed from the previous year’s submission). (F) Certified financial statements and other financial data (e.g., trial balance, compilation, review, etc.). (G) Management letter from outside CPAs concerning any internal control weaknesses. (H) Actions that have been and/or will be implemented to correct the weaknesses described in the management letter from subparagraph (G) of this section. (I) List of all internal audit reports issued since the last disclosure of internal audit reports to the Government. (J) Annual internal audit plan of scheduled audits to be performed in the fiscal year when the final indirect cost rate submission is made. (K) Federal and State income tax returns. (L) Securities and Exchange Commission 10-K annual report. (M) Minutes from board of directors meetings. (N) Listing of delay claims and termination claims submitted which contain costs relating to the subject fiscal year. (O) Contract briefings, which generally include a synopsis of all pertinent contract provisions, such as: contract type, contract amount, product or service(s) to be provided, contract performance period, rate ceilings, advance approval requirements, pre-contract cost allowability limitations, and billing limitations. (v) The Contractor shall update the billings on all contracts to reflect the final settled rates and update the schedule of cumulative direct and indirect costs claimed and billed, as required in paragraph (d)(2)(iii)(I) of this section, within 60 days after settlement of final indirect cost rates. (3) The Contractor and the appropriate Government representative shall execute a written understanding setting forth the final indirect cost rates. The understanding shall specify (i) the agreed-upon final annual indirect cost rates, (ii) the bases to which the rates apply, (iii) the periods for which the rates apply, (iv) any specific indirect cost items treated as direct costs in the settlement, and (v) the affected contract and/or subcontract, identifying any with advance agreements or special terms and the applicable rates. The understanding shall not change any monetary ceiling, contract obligation, or specific cost allowance or disallowance provided for in this contract. The understanding is incorporated into this contract upon execution. (4) Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes clause. (5) Within 120 days (or longer period if approved in writing by the Contracting Officer) after settlement of the final annual indirect cost rates for all years of a physically complete contract, the Contractor shall submit a completion invoice or voucher to reflect the settled amounts and rates. The completion invoice or voucher shall include settled subcontract amounts and rates. The prime contractor is responsible for settling subcontractor amounts and rates included in the completion invoice or voucher and providing status of subcontractor audits to the contracting officer upon request.

Page 99 (6) (i) If the Contractor fails to submit a completion invoice or voucher within the time specified in paragraph (d)(5) of this clause, the Contracting Officer may- (A) Determine the amounts due to the Contractor under the contract; and (B) Record this determination in a unilateral modification to the contract. (ii) This determination constitutes the final decision of the Contracting Officer in accordance with the Disputes clause. (e) Billing rates. Until final annual indirect cost rates are established for any period, the Government shall reimburse the Contractor at billing rates established by the Contracting Officer or by an authorized representative (the cognizant auditor), subject to adjustment when the final rates are established. These billing rates- (1) Shall be the anticipated final rates; and (2) May be prospectively or retroactively revised by mutual agreement, at either party’s request, to prevent substantial overpayment or underpayment. (f) Quick-closeout procedures. Quick-closeout procedures are applicable when the conditions in FAR 42.708(a) are satisfied. (g) Audit. At any time or times before final payment, the Contracting Officer may have the Contractor’s invoices or vouchers and statements of cost audited. Any payment may be- (1) Reduced by amounts found by the Contracting Officer not to constitute allowable costs; or (2) Adjusted for prior overpayments or underpayments. (h) Final payment. (1) Upon approval of a completion invoice or voucher submitted by the Contractor in accordance with paragraph (d)(5) of this clause, and upon the Contractor’s compliance with all terms of this contract, the Government shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid. (2) The Contractor shall pay to the Government any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the Contractor or any assignee under this contract, to the extent that those amounts are properly allocable to costs for which the Contractor has been reimbursed by the Government. Reasonable expenses incurred by the Contractor for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the Contracting Officer. Before final payment under this contract, the Contractor and each assignee whose assignment is in effect at the time of final payment shall execute and deliver- (i) An assignment to the Government, in form and substance satisfactory to the Contracting Officer, of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the Contractor has been reimbursed by the Government under this contract; and (ii) A release discharging the Government, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this contract, except- (A) Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known; (B) Claims (including reasonable incidental expenses) based upon liabilities of the Contractor to third parties arising out of the performance of this contract; provided, that the claims are not known to the Contractor on the date of the execution of the release, and that the Contractor gives notice of the claims in writing to the Contracting Officer within 6 years

Page 104 Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract. Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract. For long-term contracts- Within 60 to 120 days prior to the end of the fifth year of the contract; and Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter. If the Contractor represented that it was any of the small business concerns identified in 19.000(a)(3) prior to award of this contract, the Contractor shall re-represent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, when the Contracting Officer explicitly requires it for an order issued under a multiple-award contract. The Contractor shall re-represent its size status in accordance with the size standard in effect at the time of this re-representation that corresponds to the North American Industry Classification System (NAICS) code(s) assigned to this contract. The small business size standard corresponding to this NAICS code(s) can be found at https://www.sba.gov/document/support-- table-size-standards. The small business size standard for a Contractor providing an end item that it does not manufacture, process, or produce itself, for a contract other than a construction or service contract, is 500 employees if the acquisition- Was set aside for small business and has a value above the simplified acquisition threshold; Used the HUBZone price evaluation preference regardless of dollar value, unless the Contractor waived the price evaluation preference; or Was an 8(a), HUBZone, service-disabled veteran-owned, economically disadvantaged women- owned, or women-owned small business set-aside or sole-source award regardless of dollar value. Except as provided in paragraph (h) of this clause, the Contractor shall make the representation(s) required by paragraph (b) and (c) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause, or with its offer for an order (see

Page 105 paragraph (c) of this clause), that the data have been validated or updated, and provide the date of the validation or update. If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (f) or (h) of this clause. If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following re-representation and submit it to the contracting office, along with the contract number and the date on which the re-representation was completed: The Contractor represents that it [X] is, [ ] is not a small business concern under NAICS Code 221113 assigned to contract number [89243223CNE000030]. (Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.) The Contractor represents that it [ ] is, [X] is not, a small disadvantaged business concern as defined in 13 CFR 124.1002. (Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.) The Contractor represents that it [ ] is, [X] is not a women-owned small business concern. Women-owned small business (WOSB) concern eligible under the WOSB Program. (Complete only if the Contractor represented itself as a women-owned small business concern in paragraph (h)(3) of this clause.) The Contractor represents that- It [n/a] is, [n/a] is not a WOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and It [n/a] is, [n/a] is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (h)(4)(i) of this clause is accurate for each WOSB concern eligible under the WOSB Program participating in the joint venture. The Contractor shall enter the name or names of the WOSB concern eligible under the WOSB Program and other small businesses that are participating in the joint venture: [n/a]. Each WOSB concern eligible under the WOSB Program participating in the joint venture shall submit a separate signed copy of the WOSB representation. Economically disadvantaged women-owned small business (EDWOSB) concern. (Complete only if the Contractor represented itself as a women-owned small business concern eligible under the WOSB Program in (h)(4) of this clause.) The Contractor represents that- It [n/a] is, [n/a] is not an EDWOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and

Page 106 It [n/a] is, [n/a] is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (h)(5)(i) of this clause is accurate for each EDWOSB concern participating in the joint venture. The Contractor shall enter the name or names of the EDWOSB concern and other small businesses that are participating in the joint venture: [ ]. Each EDWOSB concern participating in the joint venture shall submit a separate signed copy of the EDWOSB representation. (Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.) The Contractor represents that it [ ] is, [X] is not a veteran-owned small business concern. (Complete only if the Contractor represented itself as a veteran-owned small business concern in paragraph (h)(6) of this clause.) The Contractor represents that it [ ] is, [X] is not a service- disabled veteran-owned small business concern. (Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.) The Contractor represents that- It [ ] is, [X] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material changes in ownership and control, principal office, or HUBZone employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and It [ ] is, [X] is not a HUBZone joint venture that complies with the requirements of 13 CFR part 126, and the representation in paragraph (h)(8)(i) of this clause is accurate for each HUBZone small business concern participating in the HUBZone joint venture. The Contractor shall enter the names of each of the HUBZone small business concerns participating in the HUBZone joint venture: [n/a]. Each HUBZone small business concern participating in the HUBZone joint venture shall submit a separate signed copy of the HUBZone representation. [See SAM.gov reps and certs] (End of clause) 52.222-2 PAYMENT FOR OVERTIME PREMIUMS (JUL 1990) The use of overtime is authorized under this contract if the cumulative overtime premium cost does not exceed $3,000,000 or the overtime premium is paid for work- Necessary to cope with emergencies such as those resulting from accidents, natural disasters, breakdowns of production equipment, or occasional production bottlenecks of a sporadic nature; By indirect-labor employees such as those performing duties in connection with administration,

Page 107 protection, transportation, maintenance, standby plant protection, operation of utilities, or accounting; To perform tests, industrial processes, laboratory procedures, loading or unloading of transportation conveyances, and operations in flight or afloat that are continuous in nature and cannot reasonably be interrupted or completed otherwise; or That will result in lower overall costs to the Government. Any request for estimated overtime premiums that exceeds the amount specified above shall include all estimated overtime for contract completion and shall- Identify the work unit; e.g., department or section in which the requested overtime will be used, together with present workload, staffing, and other data of the affected unit sufficient to permit the Contracting Officer to evaluate the necessity for the overtime; Demonstrate the effect that denial of the request will have on the contract delivery or performance schedule; Identify the extent to which approval of overtime would affect the performance or payments in connection with other Government contracts, together with identification of each affected contract; and Provide reasons why the required work cannot be performed by using multishift operations or by employing additional personnel. (End of clause) 52.222-35 EQUAL OPPORTUNITY FOR VETERANS (JUN 2020) Definitions. As used in this clause- "Active duty wartime or campaign badge veteran," "Armed Forces service medal veteran," "disabled veteran," "protected veteran," "qualified disabled veteran," and "recently separated veteran" have the meanings given at Federal Acquisition Regulation (FAR) 22.1301. Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41 CFR 60-300.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified protected veterans, and requires affirmative action by the Contractor to employ and advance in employment qualified protected veterans. Subcontracts. The Contractor shall insert the terms of this clause in subcontracts valued at or above the threshold specified in FAR 22.1303(a) on the date of subcontract award, unless exempted by rules, regulations, or orders of the Secretary of Labor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs, to enforce the terms,

Page 108 including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings. (End of clause) 52.222-36 EQUAL OPPORTUNITY FOR WORKERS WITH DISABILITIES (JUN 2020) Equal opportunity clause. The Contractor shall abide by the requirements of the equal opportunity clause at 41 CFR 60-741.5(a), as of March 24, 2014. This clause prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by the Contractor to employ and advance in employment qualified individuals with disabilities. Subcontracts. The Contractor shall include the terms of this clause in every subcontract or purchase order in excess of the threshold specified in Federal Acquisition Regulation (FAR) 22.1408(a) on the date of subcontract award, unless exempted by rules, regulations, or orders of the Secretary, so that such provisions will be binding upon each subcontractor or vendor. The Contractor shall act as specified by the Director, Office of Federal Contract Compliance Programs of the U.S. Department of Labor, to enforce the terms, including action for noncompliance. Such necessary changes in language may be made as shall be appropriate to identify properly the parties and their undertakings. (End of clause) 52.223-7 NOTICE OF RADIOACTIVE MATERIALS (JAN 1997) The Contractor shall notify the Contracting Officer or designee, in writing, 30 calendar days prior to the delivery of, or prior to completion of any servicing required by this contract of, items containing either radioactive material requiring specific licensing under the regulations issued pursuant to the Atomic Energy Act of 1954, as amended, as set forth in title 10 of the Code of Federal Regulations, in effect on the date of this contract, or (2) other radioactive material not requiring specific licensing in which the specific activity is greater than 0.002 microcuries per gram or the activity per item equals or exceeds 0.01 microcuries. Such notice shall specify the part or parts of the items which contain radioactive materials, a description of the materials, the name and activity of the isotope, the manufacturer of the materials, and any other information known to the Contractor which will put users of the items on notice as to the hazards involved (OMB No. 9000-0107). If there has been no change affecting the quantity of activity, or the characteristics and composition of the radioactive material from deliveries under this contract or prior contracts, the Contractor may request that the Contracting Officer or designee waive the notice requirement in paragraph (a) of this clause. Any such request shall-

Page 109 Be submitted in writing; State that the quantity of activity, characteristics, and composition of the radioactive material have not changed; and Cite the contract number on which the prior notification was submitted and the contracting office to which it was submitted. All items, parts, or subassemblies which contain radioactive materials in which the specific activity is greater than 0.002 microcuries per gram or activity per item equals or exceeds 0.01 microcuries, and all containers in which such items, parts or subassemblies are delivered to the Government shall be clearly marked and labeled as required by the latest revision of MIL-STD 129 in effect on the date of the contract. This clause, including this paragraph (d), shall be inserted in all subcontracts for radioactive materials meeting the criteria in paragraph (a) of this clause. (End of clause) 52.223-99 ENSURING ADEQUATE COVID-19 SAFETY PROTOCOLS FOR FEDERAL CONTRACTORS (OCT 2021) (DEVIATION) (a) Definition. As used in this clause - United States or its outlying areas means— (1) The fifty States; (2) The District of Columbia; (3) The commonwealths of Puerto Rico and the Northern Mariana Islands; (4) The territories of American Samoa, Guam, and the United States Virgin Islands; and (5) The minor outlying islands of Baker Island, Howland Island, Jarvis Island, Johnston Atoll, Kingman Reef, Midway Islands, Navassa Island, Palmyra Atoll, and Wake Atoll. (b) Authority. This clause implements Executive Order 14042, Ensuring Adequate COVID Safety Protocols for Federal Contractors, dated September 9, 2021 (published in the Federal Register on September 14, 2021, 86 FR 50985). (c) Compliance. The Contractor shall comply with all guidance, including guidance conveyed through Frequently Asked Questions, as amended during the performance of this contract, for contractor or subcontractor workplace locations published by the Safer Federal Workforce Task Force (Task Force Guidance) at https://www.saferfederalworkforce.gov/contractors/. (d) Subcontracts. The Contractor shall include the substance of this clause, including this paragraph (d), in subcontracts at any tier that exceed the simplified acquisition threshold, as defined in Federal Acquisition Regulation 2.101 on the date of subcontract award, and are for services, including construction, performed in whole or in part within the United States or its outlying areas.

Page 110 (End of clause) ** The Government will take no action to enforce the clause implementing requirements of Executive Order 14042, absent further written notice from the agency, where the place of performance identified in the contract is in a U.S. state or outlying area subject to a court order prohibiting the application of requirements pursuant to the Executive Order (hereinafter, “Excluded State or Outlying Area”). In all other circumstances, the Government will enforce the clause, except for contractor employees who perform substantial work on or in connection with a covered contract in an Excluded State or Outlying Area, or in a covered contractor workplace located in an Excluded State or Outlying Area. A current list of such Excluded States and Outlying Areas is maintained at https://www.saferfederalworkforce.gov/contractors/. 52.225-9 BUY AMERICAN - CONSTRUCTION MATERIALS (NOV 2021) Definitions. As used in this clause- Commercially available off-the-shelf (COTS) item- (1) Means any item of supply (including construction material) that is- A commercial product (as defined in paragraph (1) of the definition of "commercial product" at Federal Acquisition Regulation (FAR) 2.101); Sold in substantial quantities in the commercial marketplace; and Offered to the Government, under a contract or subcontract at any tier, without modification, in the same form in which it is sold in the commercial marketplace; and (2) Does not include bulk cargo, as defined in 46 U.S.C. 40102(4), such as agricultural products and petroleum products. Construction material means an article, material, or supply brought to the construction site by the Contractor or a subcontractor for incorporation into the building or work. The term also includes an item brought to the site preassembled from articles, materials, or supplies. However, emergency life safety systems, such as emergency lighting, fire alarm, and audio evacuation systems, that are discrete systems incorporated into a public building or work and that are produced as complete systems, are evaluated as a single and distinct construction material regardless of when or how the individual parts or components of those systems are delivered to the construction site. Materials purchased directly by the Government are supplies, not construction material. Cost of components means- For components purchased by the Contractor, the acquisition cost, including transportation costs to the place of incorporation into the construction material (whether or not such costs are paid to a domestic firm), and any applicable duty (whether or not a duty-free entry certificate is issued);

Page 111 or For components manufactured by the Contractor, all costs associated with the manufacture of the component, including transportation costs as described in paragraph (1) of this definition, plus allocable overhead costs, but excluding profit. Cost of components does not include any costs associated with the manufacture of the construction material. Domestic construction material means- For construction material that does not consist wholly or predominantly of iron or steel or a combination of both- An unmanufactured construction material mined or produced in the United States; or A construction material manufactured in the United States, if- The cost of its components mined, produced, or manufactured in the United States exceeds 55 percent of the cost of all its components. Components of foreign origin of the same class or kind for which nonavailability determinations have been made are treated as domestic. Components of unknown origin are treated as foreign; or The construction material is a COTS item; or For construction material that consists wholly or predominantly of iron or steel or a combination of both, a construction material manufactured in the United States if the cost of foreign iron and steel constitutes less than 5 percent of the cost of all components used in such construction material. The cost of foreign iron and steel includes but is not limited to the cost of foreign iron or steel mill products (such as bar, billet, slab, wire, plate, or sheet), castings, or forgings utilized in the manufacture of the construction material and a good faith estimate of the cost of all foreign iron or steel components excluding COTS fasteners. Iron or steel components of unknown origin are treated as foreign. If the construction material contains multiple components, the cost of all the materials used in such construction material is calculated in accordance with the definition of "cost of components". Fastener means a hardware device that mechanically joins or affixes two or more objects together. Examples of fasteners are nuts, bolts, pins, rivets, nails, clips, and screws. Foreign construction material means a construction material other than a domestic construction material. Foreign iron and steel means iron or steel products not produced in the United States. Produced in the United States means that all manufacturing processes of the iron or steel must take place in the United States, from the initial melting stage through the application of coatings, except metallurgical processes involving refinement of steel additives. The origin of the elements of the iron or steel is not relevant to the determination of whether it is domestic or foreign.

Page 112 Predominantly of iron or steel or a combination of both means that the cost of the iron and steel content exceeds 50 percent of the total cost of all its components. The cost of iron and steel is the cost of the iron or steel mill products (such as bar, billet, slab, wire, plate, or sheet), castings, or forgings utilized in the manufacture of the product and a good faith estimate of the cost of iron or steel components excluding COTS fasteners. Steel means an alloy that includes at least 50 percent iron, between 0.02 and 2 percent carbon, and may include other elements. United States means the 50 States, the District of Columbia, and outlying areas. Domestic preference. (1) This clause implements 41 U.S.C. chapter 83, Buy American, by providing a preference for domestic construction material. In accordance with 41 U.S.C. 1907, the domestic content test of the Buy American statute is waived for construction material that is a COTS item, except that for construction material that consists wholly or predominantly of iron or steel or a combination of both, the domestic content test is applied only to the iron and steel content of the construction materials, excluding COTS fasteners. (See FAR 12.505(a)(2)). The Contractor shall use only domestic construction material in performing this contract, except as provided in paragraphs (b)(2) and (b)(3) of this clause. This requirement does not apply to information technology that is a commercial product or to the construction materials or components listed by the Government as follows: Vacuum Pumps, Carbon Fiber, and Mass Spectrometer The Contracting Officer may add other foreign construction material to the list in paragraph (b)(2) of this clause if the Government determines that- The cost of domestic construction material would be unreasonable. The cost of a particular domestic construction material subject to the requirements of the Buy American statute is unreasonable when the cost of such material exceeds the cost of foreign material by more than 20 percent; The application of the restriction of the Buy American statute to a particular construction material would be impracticable or inconsistent with the public interest; or The construction material is not mined, produced, or manufactured in the United States in sufficient and reasonably available commercial quantities of a satisfactory quality. Request for determination of inapplicability of the Buy American statute. (1)(i) Any Contractor request to use foreign construction material in accordance with paragraph (b)(3) of this clause shall include adequate information for Government evaluation of the request, including- A description of the foreign and domestic construction materials; Unit of measure;

Page 113 Quantity; Price; Time of delivery or availability; Location of the construction project; Name and address of the proposed supplier; and A detailed justification of the reason for use of foreign construction materials cited in accordance with paragraph (b)(3) of this clause. A request based on unreasonable cost shall include a reasonable survey of the market and a completed price comparison table in the format in paragraph (d) of this clause. The price of construction material shall include all delivery costs to the construction site and any applicable duty (whether or not a duty-free certificate may be issued). Any Contractor request for a determination submitted after contract award shall explain why the Contractor could not reasonably foresee the need for such determination and could not have requested the determination before contract award. If the Contractor does not submit a satisfactory explanation, the Contracting Officer need not make a determination. If the Government determines after contract award that an exception to the Buy American statute applies and the Contracting Officer and the Contractor negotiate adequate consideration, the Contracting Officer will modify the contract to allow use of the foreign construction material. However, when the basis for the exception is the unreasonable price of a domestic construction material, adequate consideration is not less than the differential established in paragraph (b)(3)(i) of this clause. Unless the Government determines that an exception to the Buy American statute applies, use of foreign construction material is noncompliant with the Buy American statute or Balance of Payments Program. Data. To permit evaluation of requests under paragraph (c) of this clause based on unreasonable cost, the Contractor shall include the following information and any applicable supporting data based on the survey of suppliers: Foreign and Domestic Construction Materials Price Comparison Construction Material description Unit of measure Quantity Price (dollars)*

Page 114 Item 1: Foreign construction material. Domestic construction material. Item 2: Foreign construction material. Domestic construction [* Include all delivery costs to the construction site and any applicable duty (whether or not a duty-free entry certificate is issued).] [List name, address, telephone number, and contact for suppliers surveyed. Attach copy of response; if oral, attach summary.] [Include other applicable supporting information.] (End of clause) 52.225-11 BUY AMERICAN - CONSTRUCTION MATERIALS UNDER TRADE AGREEMENTS (NOV 2021) Definitions. As used in this clause- Caribbean Basin country construction material means a construction material that- Is wholly the growth, product, or manufacture of a Caribbean Basin country; or In the case of a construction material that consists in whole or in part of materials from another country, has been substantially transformed in a Caribbean Basin country into a new and different construction material distinct from the materials from which it was transformed. Commercially available off-the-shelf (COTS) item- (1) Means any item of supply (including construction material) that is- A commercial product (as defined in paragraph (1) of the definition of "commercial product" at Federal Acquisition Regulation (FAR) 2.101); Sold in substantial quantities in the commercial marketplace; and Offered to the Government, under a contract or subcontract at any tier, without modification, in the same form in which it is sold in the commercial marketplace; and

Page 115 (2) Does not include bulk cargo, as defined in 46 U.S.C. 40102(4), such as agricultural products and petroleum products. Component means an article, material, or supply incorporated directly into a construction material. Construction material means an article, material, or supply brought to the construction site by the Contractor or subcontractor for incorporation into the building or work. The term also includes an item brought to the site preassembled from articles, materials, or supplies. However, emergency life safety systems, such as emergency lighting, fire alarm, and audio evacuation systems, that are discrete systems incorporated into a public building or work and that are produced as complete systems, are evaluated as a single and distinct construction material regardless of when or how the individual parts or components of those systems are delivered to the construction site. Materials purchased directly by the Government are supplies, not construction material. Cost of components means- For components purchased by the Contractor, the acquisition cost, including transportation costs to the place of incorporation into the construction material (whether or not such costs are paid to a domestic firm), and any applicable duty (whether or not a duty-free entry certificate is issued); or For components manufactured by the Contractor, all costs associated with the manufacture of the component, including transportation costs as described in paragraph (1) of this definition, plus allocable overhead costs, but excluding profit. Cost of components does not include any costs associated with the manufacture of the construction material. Designated country means any of the following countries: A World Trade Organization Government Procurement Agreement (WTO GPA) country (Armenia, Aruba, Australia, Austria, Belgium, Bulgaria, Canada, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hong Kong, Hungary, Iceland, Ireland, Israel, Italy, Japan, Korea (Republic of), Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Montenegro, Netherlands, New Zealand, Norway, Poland, Portugal, Romania, Singapore, Slovak Republic, Slovenia, Spain, Sweden, Switzerland, Taiwan, Ukraine, or United Kingdom); A Free Trade Agreement (FTA) country (Australia, Bahrain, Canada, Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Korea (Republic of), Mexico, Morocco, Nicaragua, Oman, Panama, Peru, or Singapore); A least developed country (Afghanistan, Angola, Bangladesh, Benin, Bhutan, Burkina Faso, Burundi, Cambodia, Central African Republic, Chad, Comoros, Democratic Republic of Congo, Djibouti, Equatorial Guinea, Eritrea, Ethiopia, Gambia, Guinea, Guinea-Bissau, Haiti, Kiribati,

Page 116 Laos, Lesotho, Liberia, Madagascar, Malawi, Mali, Mauritania, Mozambique, Nepal, Niger, Rwanda, Samoa, Sao Tome and Principe, Senegal, Sierra Leone, Solomon Islands, Somalia, South Sudan, Tanzania, Timor-Leste, Togo, Tuvalu, Uganda, Vanuatu, Yemen, or Zambia); or A Caribbean Basin country ((Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bonaire, British Virgin Islands, Curacao, Dominica, Grenada, Guyana, Haiti, Jamaica, Montserrat, Saba, St. Kitts and Nevis, St. Lucia, St. Vincent and the Grenadines, Sint Eustatius, Sint Maarten, or Trinidad and Tobago). Designated country construction material means a construction material that is a WTO GPA country construction material, an FTA country construction material, a least developed country construction material, or a Caribbean Basin country construction material. Domestic construction material means- For construction material that does not consist wholly or predominantly of iron or steel or a combination of both- An unmanufactured construction material mined or produced in the United States; or A construction material manufactured in the United States, if- The cost of its components mined, produced, or manufactured in the United States exceeds 55 percent of the cost of all its components. Components of foreign origin of the same class or kind for which nonavailability determinations have been made are treated as domestic. Components of unknown origin are treated as foreign; or The construction material is a COTS item; or For construction material that consists wholly or predominantly of iron or steel or a combination of both, a construction material manufactured in the United States if the cost of foreign iron and steel constitutes less than 5 percent of the cost of all components used in such construction material. The cost of foreign iron and steel includes but is not limited to the cost of foreign iron or steel mill products (such as bar, billet, slab, wire, plate, or sheet), castings, or forgings utilized in the manufacture of the construction material and a good faith estimate of the cost of all foreign iron or steel components excluding COTS fasteners. Iron or steel components of unknown origin are treated as foreign. If the construction material contains multiple components, the cost of all the materials used in such construction material is calculated in accordance with the definition of "cost of components". Fastener means a hardware device that mechanically joins or affixes two or more objects together. Examples of fasteners are nuts, bolts, pins, rivets, nails, clips, and screws. Foreign construction material means a construction material other than a domestic construction material.

Page 117 Foreign iron and steel means iron or steel products not produced in the United States. Produced in the United States means that all manufacturing processes of the iron or steel must take place in the United States, from the initial melting stage through the application of coatings, except metallurgical processes involving refinement of steel additives. The origin of the elements of the iron or steel is not relevant to the determination of whether it is domestic or foreign. Free Trade Agreement country construction material means a construction material that- Is wholly the growth, product, or manufacture of a Free Trade Agreement (FTA) country; or In the case of a construction material that consists in whole or in part of materials from another country, has been substantially transformed in a FTA country into a new and different construction material distinct from the materials from which it was transformed. Least developed country construction material means a construction material that- Is wholly the growth, product, or manufacture of a least developed country; or In the case of a construction material that consists in whole or in part of materials from another country, has been substantially transformed in a least developed country into a new and different construction material distinct from the materials from which it was transformed. Predominantly of iron or steel or a combination of both means that the cost of the iron and steel content exceeds 50 percent of the total cost of all its components. The cost of iron and steel is the cost of the iron or steel mill products (such as bar, billet, slab, wire, plate, or sheet), castings, or forgings utilized in the manufacture of the product and a good faith estimate of the cost of iron or steel components excluding COTS fasteners. Steel means an alloy that includes at least 50 percent iron, between 0.02 and 2 percent carbon, and may include other elements. United States means the 50 States, the District of Columbia, and outlying areas. WTO GPA country construction material means a construction material that- Is wholly the growth, product, or manufacture of a WTO GPA country; or In the case of a construction material that consists in whole or in part of materials from another country, has been substantially transformed in a WTO GPA country into a new and different construction material distinct from the materials from which it was transformed. Construction materials. (1) This clause implements 41 U.S.C. chapter 83, Buy American, by providing a preference for domestic construction material. In accordance with 41 U.S.C. 1907, the domestic content test of the Buy American statute is waived for construction material that is a COTS item, except that for construction material that consists wholly or predominantly of iron or steel or a combination of both, the domestic content test is applied only to the iron and steel

Page 118 content of the construction material, excluding COTS fasteners. (See FAR 12.505(a)(2)). In addition, the Contracting Officer has determined that the WTO GPA and Free Trade Agreements (FTAs) apply to this acquisition. Therefore, the Buy American restrictions are waived for designated country construction materials. The Contractor shall use only domestic or designated country construction material in performing this contract, except as provided in paragraphs (b)(3) and (b)(4) of this clause. The requirement in paragraph (b)(2) of this clause does not apply to information technology that is a commercial product or to the construction materials or components listed by the Government as follows: None The Contracting Officer may add other foreign construction material to the list in paragraph (b)(3) of this clause if the Government determines that- The cost of domestic construction material would be unreasonable. The cost of a particular domestic construction material subject to the restrictions of the Buy American statute is unreasonable when the cost of such material exceeds the cost of foreign material by more than 20 percent; The application of the restriction of the Buy American statute to a particular construction material would be impracticable or inconsistent with the public interest; or The construction material is not mined, produced, or manufactured in the United States in sufficient and reasonably available commercial quantities of a satisfactory quality. Request for determination of inapplicability of the Buy American statute. (1)(i) Any Contractor request to use foreign construction material in accordance with paragraph (b)(4) of this clause shall include adequate information for Government evaluation of the request, including- A description of the foreign and domestic construction materials; Unit of measure; Quantity; Price; Time of delivery or availability; Location of the construction project; Name and address of the proposed supplier; and A detailed justification of the reason for use of foreign construction materials cited in accordance with paragraph (b)(3) of this clause. A request based on unreasonable cost shall include a reasonable survey of the market and a completed price comparison table in the format in paragraph (d) of this clause.

Page 119 The price of construction material shall include all delivery costs to the construction site and any applicable duty (whether or not a duty-free certificate may be issued). Any Contractor request for a determination submitted after contract award shall explain why the Contractor could not reasonably foresee the need for such determination and could not have requested the determination before contract award. If the Contractor does not submit a satisfactory explanation, the Contracting Officer need not make a determination. If the Government determines after contract award that an exception to the Buy American statute applies and the Contracting Officer and the Contractor negotiate adequate consideration, the Contracting Officer will modify the contract to allow use of the foreign construction material. However, when the basis for the exception is the unreasonable price of a domestic construction material, adequate consideration is not less than the differential established in paragraph (b)(4)(i) of this clause. Unless the Government determines that an exception to the Buy American statute applies, use of foreign construction material is noncompliant with the Buy American statute. Data. To permit evaluation of requests under paragraph (c) of this clause based on unreasonable cost, the Contractor shall include the following information and any applicable supporting data based on the survey of suppliers: Foreign and Domestic Construction Materials Price Comparison Construction Material description Unit of measure Quantity Price (dollars)* Item 1: Foreign construction material. Domestic construction material. Item 2: Foreign construction material. Domestic construction [* Include all delivery costs to the construction site and any applicable duty (whether or not a duty-free entry certificate is issued).] [List name, address, telephone number, and contact for suppliers surveyed. Attach copy of response; if oral, attach summary.] [Include other applicable supporting information.]

Page 120 (End of clause) 52.227-23 RIGHTS TO PROPOSAL DATA (TECHNICAL) (JUNE 1987) Except for data contained on pages n/a (ACO identified no pages) it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data-General" clause contained in this contract) in and to the technical data contained in the proposal dated 8/22/2022, upon which this contract is based. (End of clause) 52.243-7 NOTIFICATION OF CHANGES (JAN 2017) Definitions. Contracting Officer, as used in this clause, does not include any representative of the Contracting Officer. Specifically Authorized Representative (SAR), as used in this clause, means any person the Contracting Officer has so designated by written notice (a copy of which shall be provided to the Contractor) which shall refer to this subparagraph and shall be issued to the designated representative before the SAR exercises such authority. Notice. The primary purpose of this clause is to obtain prompt reporting of Government conduct that the Contractor considers to constitute a change to this contract. Except for changes identified as such in writing and signed by the Contracting Officer, the Contractor shall notify the Administrative Contracting Officer in writing promptly, within [ ] (to be negotiated) calendar days from the date that the Contractor identifies any Government conduct (including actions, inactions, and written or oral communications) that the Contractor regards as a change to the contract terms and conditions. On the basis of the most accurate information available to the Contractor, the notice shall state- The date, nature, and circumstances of the conduct regarded as a change; The name, function, and activity of each Government individual and Contractor official or employee involved in or knowledgeable about such conduct; The identification of any documents and the substance of any oral communication involved in such conduct; In the instance of alleged acceleration of scheduled performance or delivery, the basis upon which it arose;

Page 121 The particular elements of contract performance for which the Contractor may seek an equitable adjustment under this clause, including- What line items have been or may be affected by the alleged change; What labor or materials or both have been or may be added, deleted, or wasted by the alleged change; To the extent practicable, what delay and disruption in the manner and sequence of performance and effect on continued performance have been or may be caused by the alleged change; What adjustments to contract price, delivery schedule, and other provisions affected by the alleged change are estimated; and The Contractor's estimate of the time by which the Government must respond to the Contractor's notice to minimize cost, delay or disruption of performance. Continued performance. Following submission of the notice required by (b) above, the Contractor shall diligently continue performance of this contract to the maximum extent possible in accordance with its terms and conditions as construed by the Contractor, unless the notice reports a direction of the Contracting Officer or a communication from a SAR of the Contracting Officer, in either of which events the Contractor shall continue performance; provided, however, that if the Contractor regards the direction or communication as a change as described in (b) above, notice shall be given in the manner provided. All directions, communications, interpretations, orders and similar actions of the SAR shall be reduced to writing promptly and copies furnished to the Contractor and to the Contracting Officer. The Contracting Officer shall promptly countermand any action which exceeds the authority of the SAR. Government response. The Contracting Officer shall promptly, within [ ] (to be negotiated) calendar days after receipt of notice, respond to the notice in writing. In responding, the Contracting Officer shall either- Confirm that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance; Countermand any communication regarded as a change; Deny that the conduct of which the Contractor gave notice constitutes a change and when necessary direct the mode of further performance; or In the event the Contractor's notice information is inadequate to make a decision under (1), (2), or (3) above, advise the Contractor what additional information is required, and establish the date by which it should be furnished and the date thereafter by which the Government will respond. Equitable adjustments. (1) If the Contracting Officer confirms that Government conduct effected a change as alleged by the Contractor, and the conduct causes an increase or decrease in the

Page 122 Contractor's cost of, or the time required for, performance of any part of the work under this contract, whether changed or not changed by such conduct, an equitable adjustment shall be made- In the contract price or delivery schedule or both; and In such other provisions of the contract as may be affected. (2) The contract shall be modified in writing accordingly. In the case of drawings, designs or specifications which are defective and for which the Government is responsible, the equitable adjustment shall include the cost and time extension for delay reasonably incurred by the Contractor in attempting to comply with the defective drawings, designs or specifications before the Contractor identified, or reasonably should have identified, such defect. When the cost of property made obsolete or excess as a result of a change confirmed by the Contracting Officer under this clause is included in the equitable adjustment, the Contracting Officer shall have the right to prescribe the manner of disposition of the property. The equitable adjustment shall not include increased costs or time extensions for delay resulting from the Contractor's failure to provide notice or to continue performance as provided, respectively, in (b) and (c) above. Note: The phrases contract price and cost wherever they appear in the clause, may be appropriately modified to apply to cost-reimbursement or incentive contracts, or to combinations thereof. (End of clause) 52.244-2 SUBCONTRACTS (JUN 2020) Definitions. As used in this clause- Approved purchasing system means a Contractor's purchasing system that has been reviewed and approved in accordance with Part 44 of the Federal Acquisition Regulation (FAR). Consent to subcontract means the Contracting Officer's written consent for the Contractor to enter into a particular subcontract. Subcontract means any contract, as defined in FAR Subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders. When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause. If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that-

Page 123 Is of the cost-reimbursement, time-and-materials, or labor-hour type; or Is fixed-price and exceeds- For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract; or For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract. If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer's written consent before placing the following subcontracts: None. (e)(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information: A description of the supplies or services to be subcontracted. Identification of the type of subcontract to be used. Identification of the proposed subcontractor. The proposed subcontract price. The subcontractor's current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions. The subcontractor's Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract. A negotiation memorandum reflecting- The principal elements of the subcontract price negotiations; The most significant considerations controlling establishment of initial or revised prices; The reason certified cost or pricing data were or were not required; The extent, if any, to which the Contractor did not rely on the subcontractor's certified cost or pricing data in determining the price objective and in negotiating the final price;

Page 124 The extent to which it was recognized in the negotiation that the subcontractor's certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated; The reasons for any significant difference between the Contractor's price objective and the price negotiated; and A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade- off possibilities considered. The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c), or (d) of this clause. Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor's purchasing system shall constitute a determination- Of the acceptability of any subcontract terms or conditions; Of the allowability of any cost under this contract; or To relieve the Contractor of any responsibility for performing this contract. No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c)(4)(i). The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government. The Government reserves the right to review the Contractor's purchasing system as set forth in FAR Subpart 44.3. Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations: Paschal Solutions, Inc., Longenecker & Associates, Inc., DKM Construction, Inc., Geiger Brothers Mechanical Contractors, Inc., United States Enrichment Corporation (End of clause)

Page 125 52.247-1 COMMERCIAL BILL OF LADING NOTATIONS (FEB 2006) When the Contracting Officer authorizes supplies to be shipped on a commercial bill of lading and the Contractor will be reimbursed these transportation costs as direct allowable costs, the Contractor shall ensure before shipment is made that the commercial shipping documents are annotated with either of the following notations, as appropriate: If the Government is shown as the consignor or the consignee, the annotation shall be: "Transportation is for the Department of Energy and the actual total transportation charges paid to the carrier(s) by the consignor or consignee are assignable to, and shall be reimbursed by, the Government." If the Government is not shown as the consignor or the consignee, the annotation shall be: "Transportation is for the Department of Energy and the actual total transportation charges paid to the carrier(s) by the consignor or consignee shall be reimbursed by the Government, pursuant to cost- reimbursement contract No. 89243223CNE000030. This may be confirmed by contacting the Contract Administration Office specified in Section G." (End of clause) 952.215-70 KEY PERSONNEL (DEC 2000) The personnel listed below or elsewhere in this contract are considered essential to the work being performed under this contract. Before removing, replacing, or diverting any of the listed or specified personnel, the Contractor must: Notify the Contracting Officer reasonably in advance; submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on this contract; and obtain the Contracting Officer's written approval. Notwithstanding the foregoing, if the Contractor deems immediate removal or suspension of any member of its management team is necessary to fulfill its obligation to maintain satisfactory standards of employee competency, conduct, and integrity under the clause at 48 CFR 970.5203-3, Contractor's Organization, the Contractor may remove or suspend such person at once, although the Contractor must notify Contracting Officer prior to or concurrently with such action. The list of personnel may, with the consent of the contracting parties, be amended from time to time during the course of the contract to add or delete personnel. (End of clause)

Page 126 952.216-7 Allowable cost and payment. As prescribed in 916.307(a), when contracting with a commercial organization modify paragraph (a) of the clause at 48 CFR 52.216-7 by adding the phrase “as supplemented by subpart 931.2 of the Department of Energy Acquisition Regulations (DEAR),” after 48 CFR subpart 31.2. 952.226-72 ENERGY POLICY ACT SUBCONTRACTING GOALS AND REPORTING REQUIREMENTS (JUN 1996) (a) Definition. Energy Policy Act target groups, as used in this provision means- (1) An institution of higher education that meets the requirements of 34 CFR 600.4(a), and has a student enrollment that consists of at least 20 percent- (i) Hispanic Americans, i.e., students whose origins are in Mexico, Puerto Rico, Cuba, or Central or South America, or any combination thereof, or (ii) Native Americans, i.e., American Indians, Eskimos, Aleuts, and Native Hawaiians, or any combination thereof; (2) Institutions of higher learning determined to be Historically Black Colleges and Universities by the Secretary of education pursuant to 34 CFR 608.2; and (3) Small business concerns, as defined under section 3 of the Small Business Act (15 U.S.C. 632), that are owned and controlled by individuals who are both socially and economically disadvantaged within the meaning of section 8(d) of the Small Business Act (15 U.S.C. 637(d)) or by a woman or women. (b) Goals. The Contractor, in performance of this contract, agrees to provide its best efforts to award subcontracts to the following classes of entities- (1) Small business concerns controlled by socially and economically disadvantaged individuals or by women: [* * *] percent; (2) Historically Black colleges and universities: [* * *] percent; and (3) Colleges or universities having a student body in which more than 20 percent of the students are Hispanic Americans or Native Americans: [* * *] percent. * * * These goals are stated in a percentage reflecting the relationship of estimated award value of subcontracts to the value of this contract and appear elsewhere in this contract. (c) Reporting requirements. (1) The Contractor agrees to report, on an annual Federal Government fiscal year basis, its progress against the goals by providing the actual annual dollar value of subcontract payments for the preceding 12-month period, and the relationship of those payments to the incurred contract costs for the same period. Reports submitted pursuant to this clause must be received by the Contracting Officer (or designee) not later than 45 days after the end of the reporting period.

Page 127 (2) If the contract includes reporting requirements under FAR 52.219-9, Small Business Subcontracting Plan, the Contractor's progress against the goals stated in paragraph (b) of this clause shall be included as an addendum to Standard Form (SF) 294, Subcontracting Report for Individual Contracts, and/or SF 295, Summary Subcontract Report, as applicable, for the period that corresponds to the end of the Federal Government fiscal year. (End of clause) 970.5227-1 RIGHTS IN DATA-FACILITIES (DEC 2000) Definitions. (1) Computer data bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software. Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created, or compiled. The term does not include computer data bases. Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term "data" does not include data incidental to the administration of this contract, such as financial, administrative, cost and pricing, or management information. Limited rights data, as used in this clause, means data, other than computer software, developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged. The Government's rights to use, duplicate, or disclose limited rights data are as set forth in the Limited Rights Notice of subparagraph (e) of this clause. Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software, including minor modifications of any such computer software. The Government's rights to use, duplicate, or disclose restricted computer software are as set forth in the Restricted Rights Notice of paragraph (f) of this clause. Technical data, as used in this clause, means recorded data, regardless of form or characteristic, that are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base. Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, including by electronic

Page 128 means, and perform publicly and display publicly, in any manner, including by electronic means, and for any purpose whatsoever, and to have or permit others to do so. Allocation of Rights. (1) The Government shall have: Ownership of all technical data and computer software first produced in the performance of this Contract; Unlimited rights in technical data and computer software specifically used in the performance of this Contract, except as provided herein regarding copyright, limited rights data, or restricted computer software, or except for other data specifically protected by statute for a period of time or, where, approved by DOE, appropriate instances of the DOE Strategic Partnership Projects Program; The right to inspect technical data and computer software first produced or specifically used in the performance of this Contract at all reasonable times. The Contractor shall make available all necessary facilities to allow DOE personnel to perform such inspection; The right to have all technical data and computer software first produced or specifically used in the performance of this Contract delivered to the Government or otherwise disposed of by the Contractor, either as the Contracting Officer may from time to time direct during the progress of the work or in any event as the Contracting Officer shall direct upon completion or termination of this Contract. The Contractor agrees to leave a copy of such data at the facility or plant to which such data relate, and to make available for access or to deliver to the Government such data upon request by the Contracting Officer. If such data are limited rights data or restricted computer software, the rights of the Government in such data shall be governed solely by the provisions of paragraph (e) of this clause ("Rights in Limited Rights Data") or paragraph (f) of this clause ("Rights in Restricted Computer Software"); and The right to remove, cancel, correct, or ignore any markings not authorized by the terms of this Contract on any data furnished hereunder if, in response to a written inquiry by DOE concerning the propriety of the markings, the Contractor fails to respond thereto within 60 days or fails to substantiate the propriety of the markings. In either case DOE will notify the Contractor of the action taken. The Contractor shall have: The right to withhold limited rights data and restricted computer software unless otherwise provided in accordance with the provisions of this clause; and The right to use for its private purposes, subject to patent, security or other provisions of this Contract, data it first produces in the performance of this Contract, except for data in DOE's Uranium Enrichment Technology, including diffusion, centrifuge, and atomic vapor laser isotope separation, provided the data requirements of this Contract have been met as of the date of the private use of such data.

Page 129 The Contractor agrees that for limited rights data or restricted computer software or other technical, business or financial data in the form of recorded information which it receives from, or is given access to by, DOE or a third party, including a DOE Contractor or subcontractor, and for technical data or computer software it first produces under this Contract which is authorized to be marked by DOE, the Contractor shall treat such data in accordance with any restrictive legend contained thereon. Copyrighted Material. (1) The Contractor shall not, without prior written authorization of the Patent Counsel, assert copyright in any technical data or computer software first produced in the performance of this contract. To the extent such authorization is granted, the Government reserves for itself and others acting on its behalf, a nonexclusive, paid-up, irrevocable, world- wide license for Governmental purposes to publish, distribute, translate, duplicate, exhibit, and perform any such data copyrighted by the Contractor. (2) The Contractor agrees not to include in the technical data or computer software delivered under the contract any material copyrighted by the Contractor and not to knowingly include any material copyrighted by others without first granting or obtaining at no cost a license therein for the benefit of the Government of the same scope as set forth in paragraph (c)(1) of this clause. If the Contractor believes that such copyrighted material for which the license cannot be obtained must be included in the technical data or computer software to be delivered, rather than merely incorporated therein by reference, the Contractor shall obtain the written authorization of the Contracting Officer to include such material in the technical data or computer software prior to its delivery. Subcontracting. (1) Unless otherwise directed by the Contracting Officer, the Contractor agrees to use in subcontracts in which technical data or computer software is expected to be produced or in subcontracts for supplies that contain a requirement for production or delivery of data in accordance with the policy and procedures of 48 CFR Subpart 27.4 as supplemented by 48 CFR 927.401 through 927.409, the clause entitled, "Rights in Data-General" at 48 CFR 52.227-14 modified in accordance with 927.409(a) and including Alternate V. Alternates II through IV of that clause may be included as appropriate with the prior approval of DOE Patent Counsel, and the Contractor shall not acquire rights in a subcontractor's limited rights data or restricted computer software, except through the use of Alternates II or III, respectively, without the prior approval of DOE Patent Counsel. The clause at 48 CFR 52.227-16, Additional Data Requirements, shall be included in subcontracts in accordance with DEAR 927.409(h). The contractor shall use instead the Rights in Data-Facilities clause at 48 CFR 970.5227-1 in subcontracts, including subcontracts for related support services, involving the design or operation of any plants or facilities or specially designed equipment for such plants or facilities that are managed or operated under its contract with DOE. It is the responsibility of the Contractor to obtain from its subcontractors technical data and computer software and rights therein, on behalf of the Government, necessary to fulfill the Contractor's obligations to the Government with respect to such data. In the event of refusal by a subcontractor to accept a clause affording the Government such rights, the Contractor shall: Promptly submit written notice to the Contracting Officer setting forth reasons or the

Page 130 subcontractor's refusal and other pertinent information which may expedite disposition of the matter, and Not proceed with the subcontract without the written authorization of the Contracting Officer. Neither the Contractor nor higher-tier subcontractors shall use their power to award subcontracts as economic leverage to acquire rights in a subcontractor's limited rights data or restricted computer software for their private use. Rights in Limited Rights Data. Except as may be otherwise specified in this Contract as data which are not subject to this paragraph, the Contractor agrees to and does hereby grant to the Government an irrevocable, nonexclusive, paid-up license by or for the Government, in any limited rights data of the Contractor specifically used in the performance of this Contract, provided, however, that to the extent that any limited rights data when furnished or delivered is specifically identified by the Contractor at the time of initial delivery to the Government or a representative of the Government, such data shall not be used within or outside the Government except as provided in the "Limited Rights Notice" set forth. All such limited rights data shall be marked with the following "Limited Rights Notice": Limited Rights Notice These data contain "limited rights data," furnished under Contract No. 89243223CNE000030 with the United States Department of Energy which may be duplicated and used by the Government with the express limitations that the "limited rights data" may not be disclosed outside the Government or be used for purposes of manufacture without prior permission of the Contractor, except that further disclosure or use may be made solely for the following purposes: Use (except for manufacture) by support services contractors within the scope of their contracts; This "limited rights data" may be disclosed for evaluation purposes under the restriction that the "limited rights data" be retained in confidence and not be further disclosed; This "limited rights data" may be disclosed to other contractors participating in the Government's program of which this Contract is a part for information or use (except for manufacture) in connection with the work performed under their contracts and under the restriction that the "limited rights data" be retained in confidence and not be further disclosed; This "limited rights data" may be used by the Government or others on its behalf for emergency repair or overhaul work under the restriction that the "limited rights data" be retained in confidence and not be further disclosed; and Release to a foreign government, or instrumentality thereof, as the interests of the United States Government may require, for information or evaluation, or for emergency repair or overhaul work by such government. This Notice shall be marked on any reproduction of this data in whole or in part. (End of notice)

Page 131 Rights in restricted computer software. (1) Except as may be otherwise specified in this Contract as data which are not subject to this paragraph, the Contractor agrees to and does hereby grant to the Government an irrevocable, nonexclusive, paid-up, license by or for the Government, in any restricted computer software of the Contractor specifically used in the performance of this Contract, provided, however, that to the extent that any restricted computer software when furnished or delivered is specifically identified by the Contractor at the time of initial delivery to the Government or a representative of the Government, such data shall not be used within or outside the Government except as provided in the "Restricted Rights Notice" set forth below. All such restricted computer software shall be marked with the following "Restricted Rights Notice": Restricted Rights Notice-Long Form This computer software is submitted with restricted rights under Department of Energy Contract No. 89243223CNE000030. It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this notice. This computer software may be: Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred; Used, copied for use, in a backup or replacement computer if any computer for which it was acquired is inoperative or is replaced; Reproduced for safekeeping (archives) or backup purposes; Modified, adapted, or combined with other computer software, provided that only the portions of the derivative software consisting of the restricted computer software are to be made subject to the same restricted rights; and Disclosed to and reproduced for use by contractors under a service contract (of the type defined in 48 CFR 37.101) in accordance with subparagraphs (b)(1) through (4) of this Notice, provided the Government makes such disclosure or reproduction subject to these restricted rights. Notwithstanding the foregoing, if this computer software has been published under copyright, it is licensed to the Government, without disclosure prohibitions, with the rights set forth in the restricted rights notice above. This Notice shall be marked on any reproduction of this computer software, in whole or in part. (End of notice) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used. Restricted Rights Notice-Short Form

Page 132 Use, reproduction, or disclosure is subject to restrictions set forth in the Long Form Notice of DOE Contract No. 89243223CNE000030 with American Centrifuge Operating, LLC (End of notice) If the software is embedded, or if it is commercially impractical to mark it with human readable text, then the symbol R and the clause date (mo/yr), in brackets or a box, a R-mo/yr, may be used. This will be read to mean restricted computer software, subject to the rights of the Government as described in the Long Form Notice, in effect as of the date indicated next to the symbol. The symbol shall not be used to mark human readable material. In the event this Contract contains any variation to the rights in the Long Form Notice, then the contract number must also be cited. If restricted computer software is delivered with the copyright notice of 17 U.S.C. 401, the software will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions and with unlimited rights, unless the Contractor includes the following statement with such copyright notice "Unpublished-rights reserved under the Copyright Laws of the United States." (g) Relationship to patents. Nothing contained in this clause creates or is intended to imply a license to the Government in any patent or is intended to be construed as affecting the scope of any licenses or other rights otherwise granted to the Government under any patent. (End of clause)

Page 133 Section J - List of Documents, Exhibits and Other Attachments Attachment Number Title Date J-A Reporting Requirements Checklist 02/04/2022 J-B Government Property (EXHIBIT A and B) 11/16/2022 J-C Applicable DOE Directives 11/16/2022 J-D DOE Direct Contract Environment Checklist 02/04/2022 J-E DOL Wage Rates 03/14/2022 J-F Performance Guarantee 02/04/2022 J-G Small Business Subcontracting Plan TBD J-H Centrus Corporate Board of Directors 11/16/2022 J-I Fee Schedule (max and min)

Page 134 ATTACHMENT J-A REPORTING REQUIREMENTS CHECKLIST 02/04/2022 REPORT FREQUENCY # OF COPIES ADDRESSEES Status Report Within 30 Days of Kick-off Meeting, Monthly thereafter 1 A, B Service Contract Reporting Annually by October 31st 1 www.SAM.gov/ Quality Assurance Surveillance Plan (if applicable) As needed 1 A, B Reports and documents associated with Section C.3 Upon Completion 1 A, B Contractor Personal Property Management System shall be submitted to DOE for review and approval Within 90 days of contract effective date 1 A,B Reports of loss, damage, destruction or theft of government property or sensitive/high risk/classified contractor owned property As soon as facts become known 1 A,B Inventory Results Initial within 90 days of contract effective date and annually thereafter by 15 October 1 A,B Input data in Property Inventory Database System (PIDS) NLT 15 November Annually Confirmation memo/email A,B Input data in GSA system relating to Exchange Sales and Non- federal recipients NLT 31 October Annually Confirmation memo/email A,B Final property inventory 60 days prior to contract completion or within 30 days following contract termination 1 A,B DOE-H-2045 Contractor Community Commitment (OCT 2014) Semi-Annually (due 6 months after award) 1 A,B

Page 135 DOE-H-2046 DIVERSITY PROGRAM (OCT 2014) Within 30 calendar days after the effective date of the contract. 1 A,B This is a non-inclusive list and other reporting requirements under this contract are as specified in applicable clauses. Note: When two or more copies are required, include one original. All reports required under this contract shall be sent to the following: A: Jacob Lingard, Contracting Specialist Contract Management Division U.S. Department of Energy Idaho Operations Office1955 Fremont Avenue Idaho Falls, ID 83401-1221 lingarjn@id.doe.gov B: Scott Harlow, Contracting Officer’s Representative U.S. Department of Energy 19901 Germantown Road Germantown, MD 20874 scott.harlow@nuclear.energy.gov The Contractor shall be responsible for following established DOE-Idaho Operations Office procedures for clearances on all oral, written and audio/visual informational material prepared for public use.

Page 136 ATTACHMENT J-B Government Property 11/16/2022 The following items will be provided to the contractor at no expense for the period of performance of the contract: Item Quantity U of M Description Value 1 n/a n/a Exhibit A - GCEP LEASED PREMISES (Offerors will need to meet security requirements to gain access to this CUI) 2 n/a n/a Exhibit B - GCEP LEASED PERSONALTY (offerors will need to meet security requirements to gain access to this CUI) 3 85 Ea. 5B cylinders (expected JAN 2023*) *Beginning staggered shipping schedule as batches are completed.

Page 137 ATTACHMENT J-C Applicable DOE Directives 11/16/2022 The following DOE directives contain requirements relevant to the scope of work described in Section C of this RFP. In most cases, the requirements applicable to the Contractor are contained in a Contractor Requirements Document (CRD) attached to the DOE directive. DOE Directive No. Directive Title DOE O 470.4B Safeguards and Security Program* DOE O 471.7 Control of Unclassified Information DOE O 475-1 Counterintelligence DOE O 475.2B Identifying Classified Information DOE O 206.2 Identify, Credential, and Access Management *The Safeguard and Security Program will be implemented and regulated by the Nuclear Regulatory Commission according to the NRC Fuel Cycle License issued to the Contractor.

Page 138 ATTACHMENT J-D DOE Direct Contract Environment Checklist

Page 140 ATTACHMENT J-E DOL Wage Rates Wage rates change frequently, therefore please refer to SAM.gov for the most recent wage rates for the Piketon, OH locality which is WD number: 2015-4771. https://sam.gov/content/wage-determinations

Page 141 ATTACHMENT J-F PERFORMANCE GUARANTEE AGREEMENT

Page 143 ATTACHMENT J-G Small Business Subcontracting Plan

Page 147 ATTACHMENT J-I 52.216-10 (e)(1) Fee Payable Minimum/Maximum fee: